UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 Whiskey Road South, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

        On June 9, 2006, Security Federal Corporation (the "Company"), the holding company for Security Federal Bank, entered into a Merger Agreement and Plan of Merger ("Merger Agreement") to acquire Collier Jennings Financial Corporation and its subsidiaries Collier-Jennings, Inc., The Auto Insurance Store, Inc., and Collier-Jennings Premium Pay Plans, Inc. (the "Collier-Jennings Companies"). The Company had previously announced the signing a letter of intent on June 5, 2006.

         Under the terms of the Merger Agreement, the Company will pay Collier Jennings Real Estate, LLC, the sole shareholder of the Collier-Jennings Companies, approximately $1.6 million in a combination of cash and unregistered shares of common stock of the Company. The cash portion of the transaction will be approximately $180,000. The closing of the transaction is subject to customary closing conditions and is expect to occur within the next thirty days. Subsequent to the completion of the merger it is anticipated that the Collier-Jennings Companies will become subsidiaries of Security Federal Insurance, Inc. which is a wholly-owned subsidiary of Security Federal Bank.

        The Company has agreed, at the option of Collier Jennings Real Estate, LLC, to repurchase the shares of its common stock to be issued in the merger, subject to regulatory and securities requirements. This repurchase right will be for a five year period beginning one year after the closing of the merger at a rate of 20% per year. The purchase price for the shares will be the greater of one and a half times the book value per share of the Company or $26.00 per share.

        Security Federal has also agreed to award Gerald D. Jennings and his son David Jennings stock options to purchase 5,000 shares and 2,500 shares, respectively and to award options to purchase 6,500 shares to other employees of the Collier-Jennings Companies. All of the option awards are subject to standard vesting and other requirements.

        Gerald D. Jennings and David Jennings, upon the closing of the Merger, will enter into five year employment agreements with Security Federal Insurance, Inc. and the Collier-Jennings Companies. The agreements provide for annual compensation and in the case of Gerald D. Jennings provide that he will receive 20% of the combined net income of Security Federal Insurance and the Collier-Jennings Companies in excess of $125,000. The agreements also contain a provision for the payment of 120% of their base salary if certain events occur following a Change in Control, as defined in the Employment Agreement. The agreements also contain certain restrictions on the activities of the employees during the term of the agreement and subsequent thereto.

        For additional information regarding the terms of the proposed transaction, reference is made to the Merger Agreement which is attached hereto as Exhibit 2.1 and the employment agreements that are attached hereto as Exhibits 10.1 and 10.2, respectively and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

        The Merger Agreement calls for the issuance to Collier Jennings Real Estate, LLC, the sole shareholder of Collier Jennings Financial Corporation of approximately 55,380 shares of common

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stock of the Company (approximately 2.2% of outstanding shares) as part of the acquisition consideration in a private placement exempt from registration under Section 4 of the Securities Act of 1933. The shares to be issued are subject to a Pledge Agreement.

Item 7.01 Regulation FD Disclosure

        Additional information concerning the proposed transaction is contained in the Company's press release of June 12, 2006 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)        Exhibits

        2.1        Merger Agreement and Plan of Merger

        10.1      Employment Agreement with Gerald D. Jennings

        10.2      Employment Agreement with David Jennings

        99.1      Press Release of Security Federal Corporation dated June 12, 2006.

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        SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: June 9, 2006	By:	/s/Timothy W. Simmons
Timothy W. Simmons
Chief Executive Officer

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        Exhibit 2.1

Merger Agreement and Plan of Merger

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MERGER AGREEMENT AND PLAN OF MERGER

by and between

SECURITY FEDERAL CORPORATION

(referred to as "Security Federal")

and

COLLIER JENNINGS FINANCIAL CORPORATION

COLLIER-JENNINGS, INC.

THE AUTO INSURANCE STORE, INC.

and

COLLIER JENNINGS PREMIUM PAY PLANS, INC.

(collectively referred to as the "Collier-Jennings Companies")

and

GERALD D. JENNINGS

and

COLLIER JENNINGS REAL ESTATE, LLC
(the "Shareholders")

June 9, 2006

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TABLE OF CONTENTS

SECTION 1.        SALE AND TRANSFER OF SHARES; CLOSING
                1.1        Structure of the Merger
                1.2        Effect on Outstanding Shares
                1.3        Total Consideration and Payment
                1.4        Closing
                1.5        Debts, Obligations or Liabilities Assumed
                1.6        Retained Liabilities
                1.7        Further Assurances

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COLLIER-JENNINGS
                             COMPANIES AND SHAREHOLDERS
                2.1        Making of Representations and Warranties
                2.2        Organization and Qualifications of the Collier-Jennings Companies
                2.3        Ownership and Capitalization of the Collier-Jennings Companies;
                              Beneficial Ownership
                2.4        Authorization and Non-Contravention
                2.5        Real and Personal Property
                2.6        Financial Statements
                2.7        Books and Records
                2.8        Taxes
                2.9        Collectibility of Accounts Receivable, Accounts Payable and Liabilities
                2.10      Absence of Certain Changes
                2.11      Ordinary Course
                2.12      Banking Relations
                2.13      Intellectual Property
                2.14      Contracts
                2.15      Legal Proceedings
                2.16      Compliance with Laws
                2.17      Insurance
                2.18      Powers of Attorney
                2.19      Finder's Fee
                2.20      Permits; Burdensome Agreements
                2.21      Environmental Matters
                2.22      List of Employees
                2.23      Disclosure
                2.24      Employee Benefit Programs
                2.25      Customers, Underwriters and Insurance Companies
                2.26      State Licenses and Business
                2.27      Material Relationships

(i)

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SECTION 3.        COVENANTS OF THE COLLIER-JENNINGS COMPANIES AND THE
                             Shareholders
                3.1        Making of Covenants and Agreements
                3.2        Base Balance Sheet
                3.3        Conduct of Business
                3.4        Lease of Real Property
                3.5        Authorization from Others
                3.6        Notice of Default
                3.7        Consummation of Agreement
                3.8        Cooperation of the Collier-Jennings Companies and Shareholders
                3.9        Non-competition
                3.10      No Solicitation of Other Offers
                3.11      Confidentiality
                3.12      Tax Returns
                3.13      Public Statements
                3.14      Notification
                3.15      Write-off of Uncollectible Accounts Receivable

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF SECURITY FEDERAL
                4.1        Making of Representations and Warranties
                4.2        Organization and Qualifications of Security Federal
                4.3        Authorization and Non-Contravention
                4.4        Legal Proceedings
                4.5        Finder's Fee

SECTION 5.        COVENANTS OF SECURITY FEDERAL
                5.1        Making of Covenants and Agreement
                5.2        Confidentiality
                5.3        Errors and Omissions Policy

SECTION 6.        EMPLOYMENT MATTERS
                6.1        Continued Employment
                6.2        Stock Options

SECTION 7.        CONDITIONS
                7.1        Conditions to the Obligations of Security Federal
                7.2        Closing Balance Sheets
                7.3        Conditions to Obligations of the Collier-Jennings Companies and
                             the Shareholders

(ii)

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SECTION 8.        TERMINATION OF AGREEMENT; RIGHT TO PROCEED
                8.1        Termination
                8.2        Effect of Termination
                8.3        Right to Proceed

SECTION 9.        RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING
                9.1        Survival of Warranties

SECTION 10.        INDEMNIFICATION
                10.1        Indemnification by the Seller
                10.2        Indemnification by Security Federal
                10.3        Notice: Defense of Claims
                10.4        Satisfaction of Seller Indemnification Obligations
                10.5        Basket
                10.6        Time for Claim

SECTION 11.        MISCELLANEOUS
                11.1        Fees and Expenses
                11.2        Governing Law
                11.3        Notices
                11.4        Entire Agreement
                11.5        Assignability; Binding Effect
                11.6        Captions and Gender
                11.7        Execution in Counterparts
                11.8        Amendments
                11.9        Publicity and Disclosures
                11.10        Severability

                11.11        Tax Filings

(iii)

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MERGER AGREEMENT AND PLAN OF MERGER

        THIS MERGER AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into as of June 9, 2006, by and among Security Federal Corporation, a South Carolina corporation, (referred to as "Security Federal"), and Collier Jennings Financial Corporation and The Auto Insurance Store, Inc., both of which are South Carolina corporations, and Collier Jennings, Inc. and Collier Jennings Premium Pay Plans, Inc., both of which are Georgia corporations (collectively referred to as the "Collier-Jennings Companies"), and Gerald D. Jennings and Collier Jennings Real Estate, LLC, a South Carolina limited liability corporation (collectively referred to as the "Shareholders" irrespective of who actually owns the securities). Prior to the Effective Time, as hereinafter defined, Security Federal will incorporate a subsidiary to effectuate the Merger, as hereinafter defined, ("Merger Sub"). All the shares of the capital stock of Merger Sub, when issued, will be owned directly by Security Federal.

WITNESSETH

        WHEREAS, the Shareholders own and operate the Collier-Jennings Companies as insurance agencies and a premium finance company in Aiken County, South Carolina ("Business"); and

        WHEREAS, the Shareholders are the only owners of the Collier-Jennings Companies and as such the Shareholders own of record and beneficially all of the issued and outstanding shares of capital stock of the Collier-Jennings Companies ("Shares"); and

        NOW, THEREFORE, in order to consummate the transactions contemplated hereby and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.
STRUCTURE OF THE MERGER AND THE CLOSING

        1.1. Structure of the Merger. On the Closing Date, as defined hereafter, Merger Sub will merge (the "Merger") with and into Collier Jennings Financial Corporation, with Collier Jennings Financial Corporation being the surviving corporation (the "Surviving Corporation"), in accordance with the provisions of, and with the effect provided in the South Carolina Business Corporation Act of 1988 (the "State Corporation Law") in a transaction that is intended to qualify as a tax free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended .. In no event, however, shall Security Federal or any of its affiliates have any liability to the Shareholders, either individually or collectively, if the Merger and related transactions do not so qualify. The separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall continue to be governed by the State Corporation Law and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the articles of incorporation and by-laws of Merger Sub, in effect immediately prior to the Effective Time, shall become the articles of incorporation and by-laws of the Surviving Corporation.

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At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation.

        1.2         Effect on Outstanding Shares. (a) By virtue of the Merger, automatically and without any action on the part of the holders of the Collier Jennings Financial Corporation common stock, the shares of Collier Jennings Financial Corporation common stock issued and outstanding at the Effective Time shall become and be converted into the right to receive the "Total Consideration" which includes Security Federal common stock and cash as more fully described in Section 1.3.

        (b)        The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

        1.3        Total Consideration and Payment.

        (a)        Immediately prior to the Closing (as defined hereinafter), title to company automobiles will be transferred to Gerald D. Jennings. Within seven (7) days after the Closing, notes to the Collier-Jennings Companies' officers and current or former shareholders will be paid in full by Security Federal, and all bank loans and credit lines for the Collier-Jennings Companies which are guaranteed by the Shareholders will be paid off and the guaranty cancelled. The total amount paid after the Closing to satisfy the aforementioned liabilities of the Collier-Jennings Companies will not exceed three hundred ninety thousand and no/100 dollars ($390,000.00), plus the outstanding balance on the line of credit for premium financing operations. In addition, the Collier-Jennings Companies hereby covenant to repay, prior to Closing, any debt or obligations that are not related to the business of the Collier-Jennings Companies.

        (b)        The Total Consideration to be paid to the Shareholders in connection with the Merger will consist of two components: (i) an amount to be paid in cash and (ii) shares of common stock of Security Federal ("Common Stock"). The consideration to be paid in connection with the merger, which will be payable at the Closing (as defined hereinafter), will be one million eight hundred thousand and no/100 dollars ($1,800,000.00) and will be adjusted for the Closing Net Book Value (as defined and determined below) of the Collier-Jennings Companies ("Total Consideration"). The Closing Net Book Value is currently estimated to be a negative one hundred and eighty thousand and no/100 dollars (-$180,000.00). The assets and cash in the Collier-Jennings Companies will be subject to review and verification at the Closing by the Security Federal. The adjustment in the Total Consideration for the Closing Net Book Value of the Collier-Jennings Companies will be increased one dollar for every dollar by which the total assets exceed total liabilities not to exceed two hundred and fifty thousand and no/100 dollars ($250,000.00) and the Total Consideration will be reduced one dollar for every dollar that the liabilities exceed the assets not to exceed two hundred and fifty thousand and no/100 dollars ($250,000.00). The cash portion of the Total Consideration to be paid will consist of one hundred and eighty thousand and no/100 dollars ($180,000.00) with the remainder to be paid in common stock of Security Federal. The number of shares of Common Stock

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of Security Federal to be issued to Collier Jennings Real Estate, LLC will be determined by dividing the Total Consideration, less one hundred eighty thousand and no/100 dollars ($180,000.00) by $26.00. No fractional shares of the Common Stock will be issued and each holder of fractional shares of the Collier-Jennings Companies will receive a cash payment equal to $26.00 times such fraction. The Common Stock of Security Federal to be issued to Collier Jennings Real Estate, LLC will not be registered with the Securities and Exchange Commission ("SEC") or any state securities authority.

                (c)         Determination of Closing Net Book Value Adjustment of the Total Consideration.

                 (i)        Not later than thirty (30) days after the Closing Date (as defined hereinafter), the Collier-Jennings Companies shall prepare and deliver to Security Federal a balance sheet ("Closing Balance Sheet") which shall reflect the book value of both the Assets and the Assumed Liabilities (as defined in Section 1.6) as of the Closing Date and a statement ("Closing Statement") indicating the difference between the aggregate net book value of the Assets and the aggregate value of the Assumed Liabilities ("Closing Net Book Value"). For purposes of this section the term "Assets" includes: cash on hand, accounts receivable, Personal Property (as defined in Section 2.5(b)), all prepaid assets, including prepaid insurance and service contracts and other tangible assets. The Closing Balance Sheet shall be prepared on a basis consistent with the preparation of the Base Balance Sheet (as defined in Section 3.2) and otherwise in accordance with generally accepted accounting principles. The Closing Balance Sheet delivered to Security Federal shall be accompanied by a certificate from the Shareholders certifying that the Closing Balance Sheet has been prepared on a basis consistent with the preparation of the Base Balance Sheet (as defined hereinafter). To the extent that the value of the Assets differs from the Assumed Liabilities (as defined hereinafter), then the Total Consideration shall be adjusted on a dollar for dollar basis by the amount of such difference as set forth in this Section 1.3(c).

                (ii)        Following receipt of the Closing Balance Sheet, Security Federal will be afforded a period of twenty (20) calendar days ("Review Period") to review the Closing Balance Sheet. During such Review Period, Security Federal and Security Federal's accountants will be afforded reasonable access to any of the Collier-Jennings Companies' employees involved in the preparation of the Closing Balance Sheet and the records, work papers, trial balances and similar materials prepared by the Collier-Jennings Companies or their accountants in connection with the preparation or certification of the Closing Balance Sheet; provided, however, that Security Federal shall provide reasonable prior notice of any such investigation to the Collier-Jennings Companies so as not to unduly interfere with the operations of the Collier-Jennings Companies. At or before the end of the Review Period, Security Federal will either (i) accept the Closing Balance Sheet and the Closing Statement in their entirety, in which case the Closing Net Book Value will be deemed to be as set forth on the Closing Statement, and the Closing Balance sheet and the Closing Statement shall become final, binding and conclusive on the Collier-Jennings Companies and Security Federal, or (ii) deliver to the Collier-Jennings Companies' accountants and attorneys a written notice in accordance with paragraph (iv) of this Section 1.3(c) disputing the Closing Balance Sheet.

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                (iii)        Within ten (10) days following the later of (x) the date the Closing Balance Sheet and the Closing Statement is accepted by Security Federal or (y) the final, binding and conclusive determination of any dispute with respect to the Closing Balance Sheet as provided in paragraphs (iv) and (vii) of this Section 1.3(c), Security Federal shall deliver to Collier Jennings Real Estate, LLC the amount of Common Stock of Security Federal determined in accordance with Section 1.3(b) of this Agreement after adjustment for the Closing Net Book Value (as defined hereinafter).

                (iv)        In the event that any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheet prior to the expiration of the Review Period, Security Federal shall provide the Collier-Jennings Companies and the Shareholders with written notice in accordance with Section 11.3 herein of each disputed item. In the event of such a dispute, Security Federal and the Collier-Jennings Companies and Shareholders shall attempt to reconcile in good faith their differences as to such items within twenty (20) calendar days ("Resolution Period") of receipt of such notice by the Collier-Jennings Companies and the Shareholders, and any resolution by them as to any disputed items shall be final, binding and conclusive on the Collier-Jennings Companies, the Shareholders and Security Federal. If Security Federal and the Collier-Jennings Companies and Shareholders are unable to reach a resolution with such effect within the Resolution Period, Security Federal and Shareholders shall submit the dispute to a mutually agreed upon certified public accountant ("Independent CPA"). The determination of such dispute by the Independent CPA shall be final, binding and conclusive on the parties. The fees and expenses of the Independent CPA shall be assessed by the Independent CPA fifty percent (50%) against the Shareholders (not to exceed two thousand five hundred and no/100 dollars ($2,500)) and fifty percent (50%) against Security Federal and shall be paid by each of them in those proportions.

        1.4        Repurchase of Shares. Security Federal Corporation, a publicly traded company that is subject to the regulatory and securities requirements of the SEC, will agree, at the option of the Sellers, to repurchase the Common Stock received by Collier Jennings Real Estate, LLC over a period of five years at a rate of twenty percent (20%) per year beginning one year after the Closing (as defined hereinafter), or as set forth in Exhibit G; except that Security Federal Corporation will agree to repurchase, at the option of the Sellers, subject to the regulatory requirements and securities requirements of the SEC, 100% of the Common Stock immediately upon (i) the termination of Gerald D. Jennings' employment by Security Federal Insurance, Inc. without Cause (as "Cause" is defined in the employment agreement with Gerald D. Jennings included as Exhibit E to this Agreement); (ii) in the event of a change in control as defined under Section 7(c) of the Purchaser's employment agreement with Gerald D. Jennings; or (iii) upon the death of Gerald D. Jennings.

        The cumulative amount of shares of Common Stock subject to repurchase will be reduced by the shares sold by Collier Jennings Real Estate, LLC during the three years subsequent to the Closing. The purchase price of the shares of Common Stock to be repurchased will be the greater of one and a half times the book value per share of Security Federal Corporation as determined under Generally Accepted Accounting Principles, or $26.00 per share.

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        1.5        Closing. The closing of the Merger provided for in this Agreement (hereinafter called the "Closing") shall take place at Security Federal's address provided herein on the first business day following the date upon which all conditions (other than those that relate to delivery of documents at the Closing) set forth in this Agreement shall have been satisfied or waived, or at such other place or other date or time as may be mutually agreed upon by the parties ("Closing Date").

        At the Closing:

        (a)        Shareholders will deliver to Security Federal:

                (i)        Certificates representing the Shares;

                (ii)        Employment agreements in the form of Exhibit E attached hereto executed by Gerald D. Jennings and David Jennings (the "Employment Agreements"); and

                (iii)        Certificates executed by the Shareholders and the Collier-Jennings Companies representing and warranting to Security Federal that each of Shareholders' and the Collier-Jennings Companies' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date; and

        (b)        Security Federal will deliver:

                (i)        The sum of one hundred and eighty thousand and no/100 dollars ($180,000.00) by wire transfer to an account specified by Shareholders.

                (ii)        An estimate of the number of shares of the Common Stock of Security Federal to be delivered in accordance with Section 1.3(c).

                (iii)        A certificate executed by Security Federal to the effect that, except as otherwise stated in such certificate, each of Security Federal's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and, except as otherwise noted, is accurate in all material respects as of the Date of the Closing as if made on the Date of the Closing.

        1.6         Debts, Obligations or Liabilities Assumed. Upon the sale and purchase of the Shares, Security Federal shall assume, pay, perform or discharge when due those liabilities and obligations of the Collier-Jennings Companies set forth below ("Assumed Liabilities"):

        (a)        All accounts payable, accrued operating liabilities and existing debt on operating assets of the Collier-Jennings Companies reflected or reserved against on the Base Balance Sheet (as defined hereinafter), to the extent and only to the extent that the same have not been paid or

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discharged prior to or at the Closing Date, and specifically excluding those obligations and liabilities referred to in Section 1.7 hereof as Retained Liabilities (as defined hereinafter);

        (b)        All remaining obligations under the license agreements for insurance agency software; and

        (c)        All liabilities and obligations of the Collier-Jennings Companies which have arisen or which may arise in the ordinary course of business relating to subparagraphs (a) and (b) above from the date of the Base Balance Sheet to the date of the Closing to the extent and only to the extent that the same have not been paid or discharged prior to or at the Closing Date and specifically excluding those obligations and liabilities referred to in Section 1.7 hereof as Retained Liabilities (as defined hereinafter).

        1.7        Retained Liabilities. Notwithstanding anything to the contrary set forth above, Security Federal shall not assume, pay or discharge, and shall not be liable for any debt, obligation, responsibility or liabilities of the Collier-Jennings Companies, whether fixed or contingent, whether known or unknown of any nature whatsoever, whether or not any of the same has been disclosed to Security Federal other than those incurred in the normal course of business ("Retained Liabilities") unless and only to the extent specifically described in Section 1.6 as an Assumed Liability. In particular, but without limiting the foregoing, and notwithstanding anything to the contrary, Security Federal does not assume, and shall not be deemed to have assumed:

        (a)        Any liability or obligation to a shareholder or former shareholder of the Collier-Jennings Companies or any affiliate, or predecessor entity, of the Collier-Jennings Companies except as specifically provided for in this Agreement;

        (b)        Any liability of the Collier-Jennings Companies or any affiliate of the Collier-Jennings Companies for any taxes arising from the operations of their Businesses on or before the Closing Date other than for the payment of accrued corporate taxes included on the Closing Balance Sheet; and

        (c)        Any liability for commissions, bonuses or other incentives payable with respect to events occurring on or before the Closing Date other than normal monthly commissions payable to the insurance producers of the Collier-Jennings Companies.

        1.8        Further Assurances. The Collier-Jennings Companies and the Shareholders from time to time after the Closing at the request of Security Federal and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Security Federal may reasonably require to fully implement the provisions of this Agreement.

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SECTION 2.
REPRESENTATIONS AND WARRANTIES OF THE
COLLIER-JENNINGS COMPANIES AND SHAREHOLDERS

        2.1        Making of Representations and Warranties. As a material inducement to Security Federal to enter into this Agreement and consummate the transaction contemplated hereby, the Collier-Jennings Companies and the Shareholders, jointly and severally, hereby represent and warrant unto Security Federal and its successors and assigns the following representations and warranties as of the date of execution of this Agreement and as of the Closing Date (or such other date as is specified below), provided, however, that Shareholders shall not have a right of indemnity or contribution from Security Federal with respect to any breach of representation or warranty hereunder. References to the "Collier-Jennings Companies" in this Section 2 and representations and warranties made by the Collier-Jennings Companies in this Section 2 apply with equal force and applicability to, and are made by each of the Collier-Jennings Companies.

        2.2        Organization and Qualifications of the Collier-Jennings Companies.

        (a)        Each of the Collier-Jennings Companies is a corporation duly incorporated and validly existing under the laws of its respective state of incorporation and the state of South Carolina. Each of the Collier-Jennings Companies: (i) has the requisite corporate power and authority to own, operate and lease its material properties and carry on its businesses as they are currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, Business, assets or prospects of the Collier-Jennings Companies and; (iii) has in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its Business as it is currently being conducted. The Articles of Incorporation and Bylaws of each of the Collier-Jennings Companies, as amended to date, are in full force and effect as of the date of this Agreement.

        2.3        Ownership and Capitalization of the Collier-Jennings Companies; Beneficial Ownership.

        (a)        The authorized equity securities of each of the Collier-Jennings Companies consists of the following:

                (i)        For Collier Jennings Financial Corporation, one hundred thousand (100,000) shares of common stock, no par value per share, of which twenty seven thousand (27,000) shares are issued and outstanding; and ten thousand (10,000) shares of preferred stock, par value $100 per share of which no shares are issued and outstanding.

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                (ii)        For Collier-Jennings, Inc., one thousand (1,000) shares of common stock, no par value per share, of which one thousand (1,000) shares are issued and outstanding and one thousand (1,000) shares of preferred stock, par value $1.00 per share of which no shares are issued and outstanding.

                (iii)        For The Auto Insurance Store, Inc., one hundred thousand (100,000) shares of common stock, no par value per share, of which one thousand (1,000) shares are issued and outstanding.

                (iv)        For Collier Jennings Premium Pay Plans, Inc., one hundred thousand (100,000) shares of common stock, no par value per share, of which twenty five thousand (25,000) shares are issued and outstanding.

The cumulative outstanding shares of the Collier-Jennings Companies constitute the "Shares." All of the outstanding equity securities of each of the Collier-Jennings Companies have been duly authorized and validly issued in compliance with their respective Articles of Incorporation and are fully paid and nonassessable and all of the Shares (other than the shares of common stock of Collier Jennings Financial Corporation) are owned by Collier Jennings Financial Corporation.

        (b)        The ownership of the Shares referred to in Section 2.3(a) above (also referred to as the "Shareholders' Interests") is vested solely in the Shareholders. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of any additional securities, ownership interests, or outstanding obligations or obligations or securities convertible into, any additional interests in the Collier-Jennings Companies.

        (c)        The Shareholders own beneficially and of record the Shareholders' Interests set forth in Exhibit B hereto free and clear of any liens, restrictions or encumbrances. Between the date of execution of this Agreement and the Closing Date, there shall be no share issuances or transfers except upon the prior written consent of Security Federal.

        2.4        Authorization and Non-Contravention.

        (a)        The Collier-Jennings Companies and the Shareholders have the full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Collier-Jennings Companies and the Shareholders pursuant to this Agreement and to carry out the transaction contemplated hereby. The execution, delivery and performance by the Collier-Jennings Companies and Shareholders of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Collier-Jennings Companies and the Shareholders, and no other action on the part of the Collier-Jennings Companies or the Shareholders is required in connection therewith.

        (b)        This Agreement and each agreement, document and instrument executed and delivered by the Collier-Jennings Companies and the Shareholders pursuant to this Agreement

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constitutes, or when executed and delivered will constitute, valid and binding obligations of the Collier-Jennings Companies and Shareholders enforceable in accordance with their terms. The execution, delivery and performance by the Collier-Jennings Companies and Shareholders of this Agreement and each such agreement, document and instrument:

                (i)        does not and will not violate any provision of the Articles of Incorporation or Bylaws of the Collier-Jennings Companies and Collier Jennings Real Estate, LLC, as amended;

                (ii)        does not and will not violate any laws of the United States, or any other jurisdiction applicable to each of the Collier-Jennings Companies or Collier Jennings Real Estate, LLC, or except as set forth on Schedule 2.4 hereto, require any of the Collier-Jennings Companies or Collier Jennings Real Estate, LLC to obtain any approval, consent or waiver of, or filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                (iii)         does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Collier-Jennings Companies or Collier Jennings Real Estate, LLC is a party or by which the property of the Collier-Jennings Companies or Collier Jennings Real Estate, LLC is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Collier-Jennings Companies' and Collier Jennings Real Estate, LLC's assets or the Shareholders' Interests, except as specifically identified on Schedule 2.4.

        (c)        Except as specifically identified in Schedule 2.4, neither Shareholders nor the Collier-Jennings Companies is or will be required to give any notice or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of the transaction contemplated hereby or obtain any regulatory approvals or authorizations other than those required to be obtained by Security Federal.

        2.5        Real and Personal Property.

        (a)        Real Property. The Collier-Jennings Companies do not own any real property. All of the real property leased by the Collier-Jennings Companies is identified on Schedule 2.5(a) (herein referred to as the "Leased Real Property").

                (i)        Status of Lease. A true and complete copy of the leases and the amendments thereto for the Leased Real Property have been delivered to Security Federal. Said lease and amendment have been duly authorized and executed by the parties and are in full force and effect. The Collier-Jennings Companies are not in default under said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. Shareholders

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represent that there is no default under said leases, as amended, and there is no such event which, with notice or the passage of time, or both, would give rise to such a default.

                (ii)        Consents. No consent or approval is required with respect to the transaction contemplated by this Agreement from the lessor or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Collier-Jennings Companies or the Shareholders will obtain or complete them before the Closing.

        (b)        Personal Property. A summary of the personal property of the Collier-Jennings Companies, including but not limited to the leasehold improvements, furnishings, equipment, furniture, automobiles and supplies is contained in Schedule 2.5(b) hereto ("Personal Property"). Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as defined in Section 3.2), the Collier-Jennings Companies have good and marketable title to all of their Personal Property. None of such Personal Property is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet which reflects all Personal Property of the Collier-Jennings Companies. Except as otherwise specified in Schedule 2.5(b) hereto, all Personal Property of the Collier-Jennings Companies is in good repair, has been well maintained, and substantially complies with all applicable laws, ordinances and regulations, and the machinery and equipment is in good working order except for routine maintenance and repairs that are not material in nature or cost.

        (c)        Pending or Threatened Change in Laws. The Collier-Jennings Companies know of no pending or threatened change of any such law, ordinance or regulation which could adversely affect the Collier-Jennings Companies or any of its activities.

        2.6        Financial Statements.

        (a)        The Collier-Jennings Companies have delivered to Security Federal the following financial documents:

                (i)        Signed tax returns of the Collier-Jennings Companies as filed with the South Carolina State Department of Revenue and the Internal Revenue Service ("IRS") for fiscal years ending on December 31, 2005, 2004, 2003 and 2002.

                (ii)        Combined balance sheets of the Collier-Jennings Companies as of March 31, 2006, December 31, 2005 and 2004 which are complete and correct in all material respects and presents fairly in all material respects the financial condition of the Collier-Jennings Companies at the dates of said statements.

                (iii)         Combined income statements of the Collier-Jennings Companies for the the three months ended March 31, 2006 and 2005 and the years ended December 31, 2005 and 2004,

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which are complete and correct in all material respects and present fairly in all material respects the results of operations of the Collier-Jennings Companies for the periods contained in said statements.

                (iv)        As of the date of the Base Balance Sheet (as defined in Section 3.2) and as of the date hereof and as of the Closing Date, the Collier-Jennings Companies have not had and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Collier-Jennings Companies or the conduct of their Businesses prior to the date of the Base Balance Sheet, or the date hereof, regardless of whether claims in respect thereof had been asserted as of such date), other than those incurred in the normal course of business.

        (c)         The balance sheets as of March 31, 2006, December 31, 2005 and 2004, the income statements for the three months ended March 31, 2006 and 2005 and the years ended December 31, 2005 and 2004, and the Base Balance Sheet are true, correct, and complete in all material respects, and are in accordance with the books and records of the Collier-Jennings Companies and fairly present the financial condition and the revenues, expenses, assets, liabilities, equity, and results of operations of the Collier-Jennings Companies in all material respects as at the respective dates of and for the respective periods referred to in such balance sheets, income statements and Base Balance Sheet, all in accordance with GAAP. No financial statements of any person or entity other than the Collier-Jennings Companies are required by GAAP to be included in such balance sheets, income statements and Base Balance Sheet.

        (d)        As of the date hereof and as of the Closing, the Collier-Jennings Companies have not had and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Collier-Jennings Companies or the conduct of their Businesses prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to Security Federal hereunder on the date hereof, (iii) incurred in the ordinary course of business of the Collier-Jennings Companies, or (iv) incurred in connection with this Agreement.

        2.7        Books and Records. The books of account, minute books, stock record books, and other records of the Collier-Jennings Companies, all of which have been available to Security Federal, are complete and correct, in all material respects, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

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        2.8        Taxes.

        (a)        The Collier-Jennings Companies have paid or caused to be paid all federal, state, local, and other taxes, including without limitation, income taxes, accrued taxes for periods up to and including the Closing, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by them (collectively, "Taxes"), required to be paid by them through the date hereof whether disputed or not.

        (b)        The Collier-Jennings Companies have in accordance with applicable law filed all federal, state, local and other tax returns required to be filed by them through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and other income tax returns filed with respect to the Collier-Jennings Companies for taxable periods ended on or after December 31, 1997 is set forth in Schedule 2.8(b) attached hereto, and said Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Collier-Jennings Companies ended on or after December 31, 1997, the Collier-Jennings Companies have delivered to Security Federal correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Collier-Jennings Companies.

        (c)        Neither the IRS nor any other governmental authority is now asserting or, to the knowledge of the Collier-Jennings Companies or Shareholders, threatening to assert against the Collier-Jennings Companies any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Collier-Jennings Companies does not file reports and returns that the Collier-Jennings Companies is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Collier-Jennings Companies as a result of any failure (or alleged failure) to pay any Taxes. The Collier-Jennings Companies have never entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended, with respect to liability of the Collier-Jennings Companies concerning internal revenue tax ("Code").

        (d)        There has not been an audit of any tax return filed by the Collier-Jennings Companies, no such audit is in progress, and the Collier-Jennings Companies have not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.8(d), no extension of time with respect to any date on which a tax return was or is to be filed by the Collier-Jennings Companies is in force, and no waiver or agreement by the Collier-Jennings Companies is in force for the extension of time for the assessment or payment of any Taxes.

        (e)        Except as set forth in Schedule 2.8(e), the Collier-Jennings Companies have never been (and have never had any liability for unpaid Taxes because none of the Collier-Jennings Companies once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). The Collier-Jennings Companies have never filed, and have never been required to file, a consolidated, combined or unitary tax return with any other entity. The Collier-Jennings Companies

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do not own and have never owned a direct or indirect interest in any trust, partnership, corporation or other entity. None of the Collier-Jennings Companies are a party to any tax sharing agreement.

        (f)        For purposes of this Agreement, all references to sections of the Code shall include any predecessor provisions to such sections and any similar provisions of federal, state, local or foreign law.

        2.9        Collectibility of Accounts Receivable, Accounts Payable and Liabilities

        (a)        All of the accounts receivable of the Collier-Jennings Companies shown or reflected on the Base Balance Sheet (as defined in Section 3.2) (less the reserve for bad debts set forth on the Base Balance Sheet) represent or will represent receivables arising from sales made or services performed in the ordinary course of their Businesses and are or will be at the Closing valid and enforceable claims, fully collectible and subject to no set-off or counterclaim, except for customer collateral deposits for premium finance operations, and except to the extent that such accounts receivable have actually been collected by the Collier-Jennings Companies as of the time of the Closing.

        (b)        Schedule 2.9(b) contains a summary of all accounts receivable as of March 31, 2006, which list sets forth the aging of such accounts receivable. Schedule 2.9(b) shall be supplemented with a list of accounts receivable as of the Closing Date.

        (c)        With respect to accounts receivable of the Collier-Jennings Companies which arise on or after May 31, 2006 (less a bad debt reserve which shall be in the same percentage as that reflected on the Base Balance Sheet), the Collier-Jennings Companies and Shareholders represent that the same are or will be at the Closing valid and enforceable claims, fully collectible and subject to no set-off or counterclaim, except for customer collateral deposits for premium financial operations, and except to the extent that the same have actually been collected by the Collier-Jennings Companies as of the time of the Closing. Except as set forth in Schedule 2.9(c), the Collier-Jennings Companies do not have any accounts or loans receivable from any person, firm or corporation which is affiliated with the Collier-Jennings Companies or from any manager or employee of the Collier-Jennings Companies.

        (d)         All accounts payable of the Collier-Jennings Companies have resulted from (or will have resulted from) bona fide transactions in the ordinary course of business. Except for accounts payable being disputed in the ordinary course of business, as set forth in Schedule 2.9(d), the Collier-Jennings Companies are not in default or late in the payment of any accounts payable.

        (e)        Except as set forth in Schedule 2.9(e), the Collier-Jennings Companies have no liabilities or obligations of any kind or nature (whether known or unknown, fixed or continent, matured or unmatured or otherwise) except for liabilities or obligations reflected or reserved against in the Base Balance Sheet, and liabilities or obligations incurred in the ordinary course of business.

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        2.10        Absence of Certain Changes. Since the date of the Base Balance Sheet there has not been:

        (a)        Any change in the financial condition, properties, assets, liabilities, Business, operations or prospects of the Collier-Jennings Companies, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Collier-Jennings Companies;

        (b)        Any contingent liability incurred by the Collier-Jennings Companies as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Collier-Jennings Companies;

        (c)        Any mortgage, encumbrance or lien placed on any property owned by the Collier-Jennings Companies which remains in existence on the date hereof or will remain in existence on the Closing Date;

        (d)        Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Collier-Jennings Companies or the conduct of the Business of the Collier-Jennings Companies since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Collier-Jennings Companies, other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

        (e)        Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Collier-Jennings Companies other than in the ordinary course of business and in accordance with this Agreement;

        (f)        Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets, financial condition or Business of the Collier-Jennings Companies;

        (g)        Any declaration, setting aside or payment of any dividend by the Collier-Jennings Companies, or the making of any other distribution in respect of the ownership interests of the Collier-Jennings Companies, or any direct or indirect redemption, purchase or other acquisition by the Collier-Jennings Companies of their own ownership interests, other than dividends on preferred stock not to exceed eight and no/100 dollars ($8.00) per share and intercompany dividends paid in the ordinary course of business;

        (h)        Any labor trouble or claim of unfair labor practices involving the Collier-Jennings Companies; any change in the compensation payable or to become payable by the Collier-Jennings

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Companies to any of their managers, employees, agents or independent contractors other than normal merit increases in accordance with their usual practices; or any bonus payment or arrangement made to or with any of such managers, employees, agents or independent contractors;

        (i)        Any change with respect to the management of the Collier-Jennings Companies;

        (j)        Any payment or discharge of a material lien or liability of the Collier-Jennings Companies which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

        (k)        Any obligation or liability incurred by the Collier-Jennings Companies to any of their managers, Shareholders or employees, or any loans or advances made by the Collier-Jennings Companies to any of their management, Shareholders or employees, except normal compensation and expense allowances payable to the management, Shareholders or employees in excess of one thousand and no/100 dollars ($1,000.00);

        (1)        Any change in accounting methods or practices, credit practices or collection policies used by the Collier-Jennings Companies;

        (m)        Any event or condition of any character, whether actual, threatened or contemplated, that has occurred or can reasonably be expected to occur that may (i) materially or adversely affect the Collier-Jennings Companies' Business, prospects, condition (financial or otherwise), results of operations or assets, (ii) result or have resulted in the material loss of any of the Collier-Jennings Companies' customers or clients, or (iii) result or have resulted in the material loss or damage in any relationship with any insurance company or underwriter that the Collier-Jennings Companies represents, deal with or for which they act as agent or broker;

        (n)        Any other transaction entered into by the Collier-Jennings Companies other than transactions in the usual and ordinary course of business, except for the transactions with Collier Jennings Premium Pay Plans, Inc. for the purpose of establishing limited liability companies as disclosed in Schedule 2.10(n) attached hereto;

        (o)        The establishment of, termination of, or receipt of notice of termination of any agency agreement or any license, dealer, sales representative, or similar arrangement, or any contract or transaction involving a total of remaining commitment by or to the Collier-Jennings Companies of at least five thousand and no/100 dollars ($5,000.00) other than the agreements with Travelers, Safeco and Burnett Insurance Agency, Inc. and the details of each such arrangement has been specifically disclosed to Security Federal;

        (p)        Any change in the Collier-Jennings Companies' authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of the Collier-Jennings Companies, issuance of any security convertible into such capital stock, grant of any registration rights, purchase, redemption, retirement, or other acquisition by the Collier-Jennings Companies or

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Shareholders of any shares of any such capital stock, or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock; except for the transfers of shares by and between the Shareholders and inter-company dividend payments.

        (q)        Any amendment to the organizational documents of the Collier-Jennings Companies; or

        (r)        Any agreement or understanding whether in writing or otherwise, for the Collier-Jennings Companies to take any of the actions specified in paragraphs (a) through (q) above.

        2.11        Ordinary Course. Since the date of the Base Balance Sheet, the Collier-Jennings Companies have at all times (a) carried on each of their respective Businesses and activities diligently and in the usual and ordinary course and consistently with their past practices; and (b) used their best efforts to preserve their business organization intact and preserve its relationships with their customers and clients and the insurance companies and underwriters that they represent or deal with or for which they act as agent or broker.

        2.12        Banking Relations. All of the arrangements which the Collier-Jennings Companies have with any banking institution are completely and accurately described in Schedule 2.12 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

        2.13        Intellectual Property.

        (a)        Schedule 2.13 lists the Collier-Jennings Companies' ownership of, or license to use, any patent, copyright, trade secret, trademark, service mark, brand name, domain name, certification mark, trade name or other proprietary right (collectively, "Intellectual Property") used or to be used in each of their respective Businesses as presently conducted or contemplated. To the best of their knowledge, each of the Collier-Jennings Companies have the right to use, free and clear of claims or rights of other persons, all customer lists, lists of prospective customers, customer files and records, computer software, systems, data compilations, research results and other information required for or incident to their products or their Business as presently conducted or contemplated.

        (b)        To the best of their knowledge, the present and contemplated Businesses, activities and products of the Collier-Jennings Companies do not infringe any Intellectual Property of any other person. No proceeding charging the Collier-Jennings Companies with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. To the Collier-Jennings Companies' knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or Businesses of the Collier-Jennings Companies. The Collier-Jennings Companies are not making unauthorized use of any confidential information or trade secrets of any person, including without

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limitation, any former employer of any past or present employee of the Collier-Jennings Companies. None of the Collier-Jennings Companies nor, to the knowledge of the Collier-Jennings Companies and the Shareholders, any of their employees have any agreements or arrangements with any persons other than the Collier-Jennings Companies related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of the Collier-Jennings Companies' employees on its behalf do not violate any such agreements or arrangements known to the Collier-Jennings Companies.

        (c)        Security Federal does hereby grant a right of first refusal to the Shareholders to acquire from Security Federal the "collierjennings.com" domain name at such time that Security Federal or any of its affiliated companies are no longer utilizing said domain name.

        (d)        Collier Jennings Real Estate, LLC shall retain the right to use the name "Collier Jennings" and the Collier Jennings logo in its real estate operations as long as it does not expand its operations beyond real estate.

        2.14        Contracts. Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.14 (true and complete copies of the items under paragraphs (a) through (n) of this Section 2.14 have been delivered to Security Federal), the Collier-Jennings Companies are not a party to or subject to:

        (a)        Any Agency Agreement (as defined herein), Brokerage Agreement (as defined herein) or other contract which establishes the relationship and/or compensation between the Collier-Jennings Companies and persons for whom the Collier-Jennings Companies sell products or services;

        (b)        Any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

        (c)        Any employment contract or contract for services which requires the payment of more than ten thousand and no/100 dollars ($10,000.00) annually or which is not terminable within thirty (30) days by the Collier-Jennings Companies without liability for any penalty or severance payment;

        (d)        Any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than one thousand and no/100 dollars ($1,000.00) each, such orders not exceeding ten thousand and no/100 dollars ($10,000.00) in the aggregate;

        (e)        Any other contracts or agreements creating any obligations of the Collier-Jennings Companies of two thousand five hundred and no/100 dollars ($2,500.00) or more with respect to any such contracts or agreements not specifically disclosed elsewhere under this Agreement;

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        (f)        Any contract or agreement providing for the purchase of all or substantially all of Collier-Jennings Companies' requirements of a particular product from a supplier;

        (g)        Any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Collier-Jennings Companies or their successors within one (1) year after the date hereof;

        (h)        Any contract containing covenants limiting the freedom of the Collier-Jennings Companies to compete in any line of business or with any person or entity;

        (i)        Any contract or agreement for the purchase of any fixed asset for a price in excess of two thousand five hundred and no/100 dollars ($2,500.00), whether or not such purchase is in the ordinary course of business;

        (j)        Any contract, joint venture, partnership or other agreement (however named) involving a sharing of profits, losses, costs, or liabilities by the Collier-Jennings Companies or Shareholders with any other person relating to the Business;

        (k)        Any license agreement (as licensor or licensee);

        (l)        Any contract providing for the payment to any person based on sales, purchases or profits, other than direct payment for goods;

        (m)        Any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

        (n)        Any contract, agreement or non-compete agreement with any current or former officer, employee of the Collier-Jennings Companies or with any persons or organizations controlled by or affiliated with any of them.

        (o)        For purposes of this Section 2.14:

                (i)        "Agency Agreement" shall mean a written contract, other than a Brokerage Agreement, whereby an insurance company appoints any of the Collier-Jennings Companies as agent to sell its products, or any contract by which the Collier-Jennings Companies are paid any commission, fee or income, contingent or otherwise.

                (ii)        "Brokerage Agreement" shall mean any contract between the Collier-Jennings Companies and retail insurance agencies or other producers.

None of the Collier-Jennings Companies are in default under any such contracts, commitments, plans, agreements or licenses described in Schedule 2.14, and neither the Collier-Jennings Companies nor Shareholders have knowledge of conditions or facts which with notice or passage

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of time, or both, would constitute a default. Moreover, the proceeds from any borrowings that are outstanding on the Base Balance Sheet have been used for corporate purposes.

        2.15        Legal Proceedings. There is currently no pending litigation, governmental or administrative proceedings or investigations to which the Collier-Jennings Companies are a party. There are no actions, suits, proceedings, arbitrations or investigations pending, or to the Collier-Jennings Companies' or the Shareholders' knowledge, threatened or asserted against the Collier-Jennings Companies or the Shareholders or against any of the Collier-Jennings Companies' management, officers, employees or agents which involve the Collier-Jennings Companies or the conduct of their Businesses, whether at law or in equity, in any court or before or by any federal, state, county, municipal or other governmental department commission, board, bureau, agency or instrumentality. Except for the matters described in Schedule 2.15, the Collier-Jennings Companies are not in default under or in violation of any order, writ, injunction or decree entered against them by any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality. With respect to each matter set forth therein, Schedule 2.15 sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

        2.16        Compliance with Laws. The Collier-Jennings Companies are in compliance with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Collier-Jennings Companies or to the conduct of their Business, and the Collier-Jennings Companies have not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

        2.17        Insurance.

        (a)        The physical properties and assets of the Collier-Jennings Companies are insured to the extent disclosed in Schedule 2.17(a) attached hereto and all such insurance policies and arrangements and all pending applications for insurance are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Collier-Jennings Companies are in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the Business and activities engaged in by the Collier-Jennings Companies and is sufficient for compliance by the Collier-Jennings Companies with all requirements of law and all agreements and leases to which the Collier-Jennings Companies are a party.

        (b)        The Collier-Jennings Companies have in full force and effect the errors and omissions and fidelity bond insurance policies disclosed in Schedule 2.17(b). All premiums with respect thereto are currently paid, and the Collier-Jennings Companies are in compliance in all material respects with the terms thereof. Schedule 2.17(b) also contains a list of all claims that have been reported under the errors and omissions and fidelity bond insurance policies.

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        (c)        Schedule 2.17(c) contains a description of:

                (i)        any self-insurance arrangement by or affecting the Collier-Jennings Companies, including any reserves thereunder; and

                (ii)        any contract or arrangement, other than a policy of insurance, for the transfer or sharing of risk by the Collier-Jennings Companies.

        (d)        To the knowledge of the Shareholders, since January 1, 1999, neither the Shareholders or the Collier-Jennings Companies have received with respect to the Collier-Jennings Companies, any refusal of coverage, any cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of the policy is not willing or able to perform its obligations thereunder, or any notice that a defense will be afforded with a reservation of rights.

        2.18        Powers of Attorney. There is no outstanding power of attorney issued by the Collier-Jennings Companies or by the Shareholders to another person or entity.

        2.19        Finder's Fee. Neither the Shareholders nor the Collier-Jennings Companies have incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transaction contemplated by this Agreement.

        2.20        Permits; Burdensome Agreements. All permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Collier-Jennings Companies and their employees to conduct the Collier-Jennings Companies' Business are set forth on Schedule 2.20 attached hereto. The Collier-Jennings Companies and its employees have obtained all such Approvals, which are valid and in full force and effect, and are operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, worker health and safety or licensing of insurance agents and brokers. Except as disclosed in Schedule 2.20 or in any other Schedule hereto, the Collier-Jennings Companies are not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect their Business or prospects, their condition, financial or otherwise, or any of their assets or properties.

        2.21        Environmental Matters.

        (a)    (i)        the Collier-Jennings Companies have not ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below);

                (ii)        no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used

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by the Collier-Jennings Companies, or has ever been located in the soil or groundwater at any such site;

                (iii)        no Hazardous Material (as defined below) has ever been transported from any site presently or formerly owned, operated, leased, or used by the Collier-Jennings Companies for treatment, storage, or disposal at any other place;

                (iv)        the Collier-Jennings Companies do not presently own, operate, lease, or use, nor have they previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and

                (v)        no lien has ever been imposed by any governmental agency on any property owned, leased, or used by the Collier-Jennings Companies in connection with the presence of any Hazardous Material (as defined below).

        (b)    (i)        the Collier-Jennings Companies do not have any liability under, nor have they ever violated, any Environmental Law (as defined below);

                (ii)        the Collier-Jennings Companies, any property owned, operated, leased, or used by them, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws (as defined below);

                (iii)        the Collier-Jennings Companies have never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law (as defined below); and

                (iv)        the Collier-Jennings Companies have no reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

        (c)        No site owned, operated, leased, or used by the Collier-Jennings Companies contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation.

        (d)        The Collier-Jennings Companies have provided to Security Federal copies of all documents, records, and information available to the Collier-Jennings Companies concerning any environmental or health and safety matter relevant to the Collier-Jennings Companies, whether generated by the Collier-Jennings Companies or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials (as defined below), spill control plans, and reports, correspondence, permits,

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licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

        (e)        For purposes of this Section 2.21:

                (i)        "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law;

                (ii)        "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law;

                (iii)        "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and

                (iv)        the "Collier-Jennings Companies" shall mean and include the Collier-Jennings Companies and all other entities for whose conduct the Collier-Jennings Companies are or may be held responsible under any Environmental Law.

        2.22        List of Employees. A true and complete list of the current employees of the Collier-Jennings Companies is contained on Schedule 2.22 attached hereto. In addition, Schedule 2.22 contains a list of all employees, independent contractors and consultants of the Collier-Jennings Companies who, individually, have received or are scheduled to receive compensation from the Collier-Jennings Companies for the fiscal year ending December 31, 2004, 2005 and 2006. In each case, such Schedule includes the current job title and aggregate annual compensation of each such individual, unused personal time off, date of hire (with indication of any break in service) and any increases required by any agreement or understanding with each of the foregoing. Shareholders represent that they have not been and to the best of their knowledge, no employee of the Collier-Jennings Companies has been, convicted of a criminal offense that would cause such employee to become subject to the prohibitions of Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1829. In addition, Schedule 2.22 also contains a complete and accurate list of the following information for each retired employee or director of the Collier-Jennings Companies, or their dependents receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and any other benefits.

        2.23        Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by the Collier-Jennings Companies and the Shareholders pursuant to this Agreement to Security Federal do not contain any untrue statement of a material fact, and, individually or when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations,

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warranties or statements not misleading in light of the circumstances under which they were made. There are no facts which presently or may in the future have a material adverse affect on the Business, properties, prospects, operations or condition of the Collier-Jennings Companies which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Collier-Jennings Companies operate, or pending or future legislation or regulations.

        2.24        Employee Benefit Programs.

        (a)        Schedule 2.24 sets forth a list of every Employee Program (as defined hereinafter) that has been maintained by the Collier-Jennings Companies or an Affiliate (as defined in this Section 2.24) at any time during the six (6) year period ending on the Closing Date.

        (b)        Each Employee Program which has ever been maintained by the Collier-Jennings Companies or an Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code section (including without limitation Sections 105, 125, 401(a) and 501(c)(9) of the Code). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

        (c)        Neither the Collier-Jennings Companies nor any Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable to the Employee Programs that have ever been maintained by the Collier-Jennings Companies or any Affiliate. With respect to any Employee Program ever maintained by the Collier-Jennings Companies or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i) or (ii), could subject the Collier-Jennings Companies or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Collier-

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Jennings Companies or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 2.24).

        (d)        Neither the Collier-Jennings Companies nor any Affiliate (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, including, but not limited to, any Multiemployer Plan (as defined hereinafter) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

        (e)        With respect to each Employee Program maintained by the Collier-Jennings Companies within the six (6) years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Security Federal:

                (i)        all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof;

                (ii)        the most recent IRS determination or approval letter with respect to such Employee Program under Section 401(a) or 501(c)(9) of the Code, and any applications for determination or approval subsequently filed with the IRS;

                (iii)        the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto;

                (iv)        the three most recent actuarial valuation reports completed with respect to such Employee Program;

                (v)        the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto;

                (vi)        any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program;

                (vii)        any registration statement or other filing made pursuant to any federal or state securities law; and

                (viii)        all correspondence to and from any state or federal agency within the last six (6) years with respect to such Employee Program.

Each Employee Program required to be listed on Schedule 2.24 may be amended, terminated, or otherwise modified by the Collier-Jennings Companies to the greatest extent permitted by applicable

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law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Collier-Jennings Companies or the Affiliate to so amend, terminate or otherwise modify such Employee Program.

        (f)        Each Employee Program maintained by the Collier-Jennings Companies during the past five (5) years (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act of 1933, as amended, and/or state "Blue Sky" laws.

        (g)        Each Employee Program maintained by the Collier-Jennings Companies or an Affiliate during the past five (5) years has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, and the Mental Health Parity Act of 1996.

        (h)        For purposes of this Section 2.24:

                (i)        "Employee Program" means (A) all employee benefit plans within the meaning of Section 3(3) of ERISA, including, but not limited to, multiple employer welfare arrangements (within the meaning of Section 3(40) of ERISA), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Sections 120, 125, 127, 129 or 137 of the Code; and (C) all plans or arrangements providing compensation to employee and Gerald D. Jennings. In the case of an Employee Program funded through a trust described in Section 401(a) of the Code or an organization described in Section 501(c)(9) of the Code, or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

                (ii)        An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                (iii)        An entity is an "Affiliate" of the Collier-Jennings Companies if it would have ever been considered a single employer with the Collier-Jennings Companies under Section 4001

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(b) of ERISA or part of the same "controlled group" as the Collier-Jennings Companies for purposes of Section 302(d)(8)(C) of ERISA.

                (iv)        "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

        2.25        Customers, Underwriters and Insurance Companies.

        (a)        Schedule 2.25(a) lists all of the insurance companies with which during the fiscal year ended December 31, 2005 and the five months ended May 31, 2006, the date of the Base Balance Sheet (as defined in Section 3.2), the Collier-Jennings Companies have agreements or to which the Collier-Jennings Companies made payments showing, with respect to each, the name, address and dollar volume involved (the "Insurers"). The relationships of the Collier-Jennings Companies with its Customers (as defined hereinafter) and Insurers are good commercial working relationships.

        (b)        Schedule 2.25(b) sets forth any Customer (whether pursuant to a commission, royalty or other arrangement) which accounts for more than five percent (5%) of the sales of the Collier-Jennings Companies for the fiscal year ended December 31, 2005, or the five months ended May 31, 2006, the date of the Base Balance Sheet (collectively, the "Customers"). No single Customer to whom is attributable five percent (5%) or more of the gross revenues of the Collier-Jennings Companies, no group of Customers to whom in the aggregate are attributable five percent (5%) or more of the gross revenues of the Collier-Jennings Companies, nor any Insurer has canceled, materially modified, or otherwise terminated its relationship with the Collier-Jennings Companies, or has since the fiscal year ended December 31, 2005 decreased materially its services, supplies or materials to the Collier-Jennings Companies or their usage or purchase of the services or products of the Collier-Jennings Companies, nor to the knowledge of the Collier-Jennings Companies or Shareholders, does any such Customer, group of Customers or Insurer have any plan or intention to do any of the foregoing.

        2.26        State Licenses and Business. Shareholders, or the Collier-Jennings Companies, as applicable, are licensed to conduct the insurance business in those states and for those lines of business set forth in Schedule 2.26, which also sets forth the Collier-Jennings Companies' and Shareholders' best estimate of the amount of commission income received by the Collier-Jennings Companies from within each of such states during the year ended December 31, 2005.

        2.27        Material Relationships. To the actual knowledge of Shareholders and the Collier-Jennings Companies, none of the ten (10) largest Insurers of the Collier-Jennings Companies (measured in terms of commissions received by the Collier-Jennings Companies from such Insurers during the years ended December 31, 2004 and 2005 plan to cease doing business with, or materially reduce the amount of business done with, the Collier-Jennings Companies.

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SECTION 3.
COVENANTS OF THE COLLIER-JENNINGS COMPANIES AND OF THE
SHAREHOLDERS

        3.1        Making of Covenants and Agreements. The Collier-Jennings Companies and Shareholders jointly and severally hereby make the covenants and agreements set forth in this Section 3, and Shareholders agree to cause the Collier-Jennings Companies to comply with such agreements and covenants. References to the "Collier-Jennings Companies" in this Section 3 and covenants made by the Collier-Jennings Companies in this Section 3 apply with equal force and applicability to, and are made by, each of the Collier Jennings Companies. Shareholders shall have no right of indemnity or contribution from Security Federal with respect to the breach of any covenant or agreement hereunder.

        3.2        Base Balance Sheet. In connection with the execution of this Agreement, the Collier-Jennings Companies will deliver to Security Federal a balance sheet of the Collier-Jennings Companies as of May 31, 2006 ("Base Balance Sheet") attached hereto as Exhibit A, which has been prepared in accordance with GAAP applied consistently during the periods covered thereby, is complete and correct in all material respects and presents fairly in all material respects the financial condition of the Collier-Jennings Companies at the date of said statement, including all year end adjustments and was reviewed by Elliott Davis, LLC, independent public accountants. The Base Balance Sheet will not include any liabilities that are not Assumed Liabilities.

        3.3        Conduct of Business. Between the date of this Agreement and the Closing Date, unless the prior written consent of Security Federal shall have been obtained, the Collier-Jennings Companies will:

        (a)        Conduct their Business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the usual and ordinary course of business and consistent with prior practices (except for the transactions with Collier Jennings Premium Pay Plans, Inc. for the purpose of establishing limited liability companies as disclosed in Schedule 2.10(n) attached hereto);

        (b)        Refrain from making any purchase, sale or disposition of any asset or property other than in the usual and ordinary course of business and in accordance with this Agreement and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of their properties or assets other than in the usual and ordinary course of business;

        (c)        Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the usual and ordinary course of business;

        (d)        Refrain from making any change or incurring any obligation to make a change in their respective Articles of Incorporation or Bylaws or authorized or issued ownership interests;

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        (e)        Refrain from declaring, setting aside or paying, making any other distribution in respect of its Shares, or making any direct or indirect redemption, purchase or other acquisition of its Shares and intercompany transfers;

        (f)        Refrain from making any change in the compensation payable, or to become payable to, or to enter into any employment or consulting contracts with any members of its management, employees, agents or independent contractors;

        (g)        Refrain from prepaying any loans (if any) from Shareholders, or members of their management or making any change in its borrowing arrangements;

        (h)        Use their best efforts to prevent any change with respect to the members of their management and supervisory personnel and banking arrangements, except for establishing accounts with Security Federal Bank;

        (i)        Use their best efforts to keep intact their business organization, to keep available their present members of management and employees and to preserve the goodwill of all suppliers, Customers, independent contractors, underwriters, Insurers and others having business relations with them;

        (j)        Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 2.17(a) and Schedule 2.17(b) attached hereto or equivalent insurance with any substitute insurers approved in writing by Security Federal;

        (k)        Furnish Security Federal with unaudited monthly balance sheets and statements of income, retained earnings of the Collier-Jennings Companies within ten (10) days after each month end for each month beginning with the month of May 2006 and ending more than ten (10) days before the Closing;

        (l)        Permit Security Federal and its authorized representatives to have full access to all the Collier-Jennings Companies' properties, assets, books, records, tax returns, contracts and documents and furnish to Security Federal or its authorized representatives such financial and other information with respect to their Business or properties as Security Federal may from time to time reasonably request;

        (m)        Use their best efforts to maintain and, if necessary, renew any license required for the Collier-Jennings Companies or any of their employees to continue to operate the Collier-Jennings Companies' Businesses;

        (n)        Except as otherwise expressly permitted by this Agreement, and except as set forth on Schedule 3.3, Shareholders will not, and will cause the Collier-Jennings Companies not to, without the prior consent of Security Federal, take any affirmative action, or fail to take any

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reasonable action within its or their control, as a result of which any of the changes or events listed in Section 2.10 is likely to occur; and

        (o)        Confer with Security Federal concerning the status of the Business, operations, and finances of the Collier-Jennings Companies.

        3.4        Lease of Real Property. The Collier-Jennings Companies and Gerald D. Jennings shall cause Collier Jennings Real Estate, LLC to execute in favor of Security Federal a five (5) year lease for the Leased Real Property which are the current offices of the Collier-Jennings Companies located at 517, 519 and 521 Clearwater Road, North Augusta, South Carolina in the form of Exhibit C attached hereto.

        3.5        Authorization from Others. Prior to the Closing Date, Shareholders and the Collier-Jennings Companies will use their best efforts to obtain and to assist Security Federal in obtaining clearance with respect to any taxes or liens, if any, affecting the Shares sold hereunder and all authorizations, consents and permits of others required to permit the consummation by the Shareholders and the Collier-Jennings Companies of the transaction contemplated by this Agreement.

        3.6        Notice of Default. Promptly upon the occurrence of, or promptly upon the Collier-Jennings Companies or Shareholders becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Collier-Jennings Companies or Shareholders prior to the date hereof, of any of the representations, warranties or covenants of the Collier-Jennings Companies or the Shareholders contained in or referred to in this Agreement or in any schedule or exhibit referred to in this Agreement, the Collier-Jennings Companies or the Shareholders shall give detailed written notice thereof to Security Federal, and the Collier-Jennings Companies and the Shareholders shall use their best efforts to prevent or promptly remedy the same.

        3.7        Consummation of Agreement. The Collier-Jennings Companies and Shareholders shall use their best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transaction contemplated by this Agreement shall be fully carried out.

        3.8        Cooperation of the Collier-Jennings Companies and Shareholders. The Collier-Jennings Companies and Shareholders shall cooperate with all reasonable requests of Security Federal and Security Federal's counsel in connection with the consummation of the transaction contemplated hereby.

        3.9        Non-competition.

        (a)        Definitions. For purposes of this Section 3.9, the following terms shall have the following meanings:

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                (i)        "Customer" means any person, insurance agency, producer or other entity whom the Collier-Jennings Companies or the Shareholders has solicited, or to, or for, whom the Collier-Jennings Companies or the Shareholders has sold any product or performed any service, whether or not for compensation, within a period of twelve (12) months proceeding the termination of Gerald D. Jennings' employment with Security Federal.

                (ii)        "Restricted Term" means the period ending three (3) years from the later of the Closing Date or of the termination of Gerald D. Jennings' employment with Security Federal, regardless of reason.

                (iii)        "Services" means the solicitation, sale or renewal of insurance policies and related products and services and any other products or services offered by either the Collier-Jennings Companies or Security Federal Insurance, Inc.

        (b)        Nonsolicitation of Customers. During the Restricted Term, regardless of the reason for termination of his employment, the Shareholders will not, directly or indirectly, in any capacity:

                (i)        solicit the business or patronage of any Customer for any other person or entity,

                (ii)        divert, entice, or otherwise take away from Security Federal the business or patronage of any Customer, or attempt to do so,

                (iii)        solicit or induce any Customer to terminate or reduce any aspects of its relationship with Security Federal, or

                (iv)        provide or assist with the provision of insurance to a Customer (except in his capacity as an employee of Security Federal).

        (c)        Unfair Competition. For a period of twenty four (24) months from the date of termination of employment, regardless of the reason for termination of his employment, Gerald D. Jennings will not, directly or indirectly, in any capacity, whether as owner, partner, director, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any business activity involving the development, production, sale, provision or marketing of Services in Aiken, Lexington, or Richland counties in the State of South Carolina, and Columbia and Richmond counties in the State of Georgia. The foregoing will not prevent the Shareholders from owning up to one percent (1%) of the outstanding securities of a publicly-held corporation which competes with Security Federal or any of Security Federal's affiliates, or from being employed by or affiliated or associated with any person or entity after termination of his employment with Security Federal so long as he does not have any direct or indirect involvement on behalf of any such person or entity with respect to developing, producing, selling, providing or marketing insurance or other financial products or services. Subsequent to the termination of employment with Security Federal Insurance, Inc. and the Collier-Jennings Companies, Gerald D. Jennings may form an

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insurance company subject to his continued compliance with the provisions of Section 3.9 and the provisions of this Agreement.

        (d)        Nonsolicitation of Employees. During the Restricted Term, regardless of the reason for termination of Gerald D. Jennings' employment, the Shareholders will not directly or indirectly, in any capacity:

                (i)        hire or employ, directly or indirectly through any enterprise with which the Shareholders are associated, any current employee of the Collier-Jennings Companies or Security Federal or any of Security Federal's parent companies, subsidiaries or affiliates, or any individual who had been employed by the Collier-Jennings Companies or Security Federal or any of Security Federal's affiliates, within one (1) year preceding the termination of Gerald D. Jennings' employment without the express written consent of Security Federal; or

                (ii)        recruit, solicit or induce (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee or consultant of the Collier-Jennings Companies or Security Federal or any of Security Federal's parent companies, subsidiaries or affiliates, to terminate his or her employment or other relationship therewith.

        (e)        Acknowledgments. The Shareholders acknowledge and agree that the restrictions set forth in this Section 3.9 are intended to protect the interests of each of Security Federal and of the Collier-Jennings Companies in their commercial relationships and goodwill (with Customers, prospective Customers, vendors, consultants and employees), including, without limitation, commercial relationships and goodwill acquired by Security Federal through the transaction with the Shareholders and the Collier-Jennings Companies, or developed while Gerald D. Jennings was employed by the Collier-Jennings Companies or Security Federal, and are reasonable and appropriate for these purposes.

        3.10        No Solicitation of Other Offers. Neither the Collier-Jennings Companies nor Shareholders nor any of their representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information to, or enter into any agreement or transaction with, any person, other than Security Federal, relating to the possible acquisition of Shareholders' Interests or the Collier-Jennings Companies or the Shares or the assets of the Collier-Jennings Companies unless this Agreement has been terminated. The Collier-Jennings Companies and Shareholders shall promptly communicate to Security Federal the terms of any such proposal which it or the Shareholders may receive and any such request by or indications of interest on the part of any third party.

        3.11        Confidentialitv. The Collier-Jennings Companies and the Shareholders agree that, unless and until the Closing has been consummated, each of the Collier-Jennings Companies, the Shareholders and their agents and representatives will hold in strict confidence, and will not use, communicate, divulge, deliver, exhibit or provide information about this Agreement, negotiations related to this Agreement or the transaction contemplated thereby, or any confidential or proprietary

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data or information obtained from Security Federal with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Security Federal's industry or in the insurance or banking industries by means other than a breach of this Agreement, or which has been disclosed to the Collier-Jennings Companies or the Shareholders by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, the Collier-Jennings Companies and the Shareholders will return to Security Federal (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Collier-Jennings Companies, or the Shareholders in connection with the transaction.

        3.12        Tax Returns. The Collier-Jennings Companies and the Shareholders shall cooperate with Security Federal to permit the Collier-Jennings Companies in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Collier-Jennings Companies with respect to taxable periods ending on or before the Closing. If there are accrued corporate taxes for the Collier-Jennings Companies on the Closing Balance Sheet, Security Federal will assume responsibility for the payment of such amount in satisfaction of the amount of taxes owed. If the final taxes owed by the Shareholders are greater than the accrued liability then the Shareholders shall promptly pay the additional amount owed. On the other hand, if the accrued liability is greater than the amount of tax ultimately owed then Security Federal shall promptly pay such difference to the Shareholders.

        3.13        Public Statements. Except as otherwise agreed to by Security Federal, neither the Collier-Jennings Companies nor the Shareholders shall issue any press release or otherwise make any public statement with respect to this Agreement or any transaction contemplated herein.

        3.14        Notification. Between the date of this Agreement and the Closing Date, the Shareholders will promptly notify Security Federal in writing if Shareholders become aware of any fact or condition that causes or constitutes a breach of the Shareholders' or the Collier-Jennings Companies' representations and warranties or a breach of a covenant of the Shareholders and the Collier-Jennings Companies in this Section 3 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7.1 impossible or unlikely.

        3.15        Write-off of Uncollectible Accounts Receivable. Prior to the Closing, the Shareholders shall write-off as uncollectible all accounts receivable of the Collier-Jennings Companies that have not been collected by the Collier-Jennings Companies within one-hundred and eighty (180) days of the date such accounts receivable were first billed or the effective date of coverage, whichever is later.

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SECTION 4.
REPRESENTATIONS AND WARRANTIES OF SECURITY FEDERAL

        4.1        Making of Representations and Warranties. As a material inducement to the Collier-Jennings Companies and the Shareholders to enter into this Agreement and consummate the transaction contemplated hereby, Security Federal hereby makes the representations and warranties to the Collier-Jennings Companies and the Shareholders contained in this Section 4.

        4.2        Organization and Qualifications of Security Federal. Security Federal is a duly organized, validly existing and in good standing under the laws of the state or other jurisdiction applicable to Security Federal with full corporate power and authority to enter into this Agreement and to execute and deliver this Agreement and the instruments, certificates and documents contemplated hereby and to perform the obligations hereunder and thereunder.

        4.3        Authorization and Non-Contravention.

        (a)        Security Federal has the full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Security Federal pursuant to this Agreement and to carry out the transaction contemplated hereby subject to any regulatory approval that may be required. The execution, delivery and performance by Security Federal of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Security Federal and no other action on the part of Security Federal is required in connection therewith.

        (b)        This Agreement and each other agreement, document and instrument executed and delivered by Security Federal pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Security Federal enforceable in accordance with their terms. The execution, delivery and performance by Security Federal of this Agreement and each such agreement, document and instrument:

                (i)        does not and will not violate any provision of the Articles of Incorporation or Bylaws of Security Federal; and

                (ii)        does not and will not violate any laws of the United States, the State of South Carolina, or any state or other jurisdiction applicable to Security Federal, or, except as set forth in Schedule 4.3 hereto, require Security Federal to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

        4.4        Legal Proceedings. Except as set forth in Schedule 4.4, there are no actions, suits, proceedings, arbitrations or investigations pending, or to Security Federal's knowledge, threatened or asserted against Security Federal or against any of Security Federal's officers, employees or agents which involve Security Federal or the conduct of Security Federal's business, whether at law or in equity, in any court or before or by any federal, state, county, municipal or other governmental department commission, board, bureau, agency or instrumentality that would affect the transaction contemplated hereby.

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        4.5        Finder's Fee. Except as set forth in Schedule 4.5, Security Federal has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transaction contemplated by this Agreement.

SECTION 5.
COVENANTS OF SECURITY FEDERAL

        5.1        Making of Covenants and Agreement. Security Federal hereby makes the covenants and agreements set forth in this Section 5.

        5.2        Confidentiality. Security Federal agrees that, unless and until the Closing has been consummated, Security Federal and its officers, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Collier-Jennings Companies or the Shareholders with respect to the Business or financial condition of the Collier-Jennings Companies except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the industries of the Collier-Jennings Companies or in the insurance or banking industries by means other than a breach of this Agreement, or which has been disclosed to Security Federal by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Security Federal will return to the Collier-Jennings Companies (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, Customer lists, Business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Security Federal in connection with the transaction.

        5.3         Errors and Omissions Policy. Security Federal shall maintain the Collier Jennings Companies current errors and omissions coverage for a period of five (5) years after the Closing Date (provided that Security Federal may substitute therefor another policy or policies of at least the same coverage and amounts containing the terms and conditions which are no less advantageous to the Collier Jennings Companies).

        5.4        Notice of Default. Promptly upon the occurrence of, or promptly upon Security Federal becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Security Federal prior to the date hereof, of any of the representations, warranties or covenants of Security Federal contained in or referred to in this Agreement or in any schedule or exhibit referred to in this Agreement, Security Federal shall give detailed written notice thereof to the Collier-Jennings Companies and the Shareholders, and Security Federal shall use its best efforts to prevent or promptly remedy the same.

        5.5        Consummation of Agreement. Security Federal shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transaction contemplated by this Agreement shall be fully carried out.

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SECTION 6.
EMPLOYMENT MATTERS

        6.1        Continued Employment. Subject to satisfactory completion of due diligence, all employees of the Collier-Jennings Companies set forth in Schedule 2.22 and their successors in position on the Closing Date ("Current Employees"), shall become at-will employees of Security Federal immediately following the Closing Date, unless the employee enters into an employment agreement with Security Federal. The Collier-Jennings Companies' employees who are offered employment by Security Federal and who are eligible for benefits will be covered under the employee benefit plans of Security Federal and will be entitled to all benefits provided by Security Federal. To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under employee pension benefit plans (within the meaning of ERISA Section 3(2)) maintained by Security Federal Insurance, Inc. or Security Federal Bank, individuals who are employees of the Collier Jennings Companies at the Closing Date will be credited with periods of service with Collier Jennings Companies before the Closing Date as if such service had been with Security Federal Insurance, Inc. or Security Federal Bank. Salary and benefits for these employees must be mutually agreed to by Security Federal and the Shareholders prior to the Closing.

        6.2          Stock Options. Stock options to purchase shares of Security Federal's Common Stock will be awarded immediately upon their availability, subject to standard vesting and other requirements, to certain employees of the Collier-Jennings Companies as set forth in Exhibit G hereto. To satisfy these awards, Security Federal will submit a proposal for a new stock option plan to its shareholders for approval at its 2006 annual meeting of shareholders.

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SECTION 7.
CONDITIONS

        7.1        Conditions to the Obligations of Security Federal. The obligations of Security Federal to consummate this Agreement and the transaction contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

        (a)        Representations, Warranties and Covenants. Each of the representations, warranties and covenants of the Collier-Jennings Companies and the Shareholders contained in Section 2 shall be true and correct in all material aspects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and each of the Collier-Jennings Companies and the Shareholders shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

        (b)        No Material Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, Business or operations of the Collier-Jennings Companies since the date of the Base Balance Sheet, whether or not in the ordinary course of business.

        (c)        Certificates from the Collier-Jennings Companies and Shareholders. Each of the Collier-Jennings Companies shall have delivered to Security Federal a certificate of their respective President or any officer dated as of the Closing to the effect that the statements set forth in paragraphs (a) and (b) in this Section 7.1 are true and correct and Shareholders shall have delivered to Security Federal certificates dated as of the Closing to the effect that the statements set forth in paragraphs (a) and (b) above in this Section 7.1 are true and correct.

        (d)        Approval of Security Federal's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transaction contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Breyer & Associates PC as special counsel for Security Federal, and such counsel shall have received on behalf of Security Federal such other certificates and documents in form satisfactory to such counsel, as Security Federal may reasonably require from the Collier-Jennings Companies and the Shareholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Shareholders and the Collier-Jennings Companies and the fulfillment of their respective covenants.

        (e)        No Legal Proceedings. There shall have been no determination by Security Federal, acting in good faith, that the consummation of the transaction contemplated by this Agreement has become inadvisable or impracticable by reason of the initiation or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Security Federal, the Collier-Jennings Companies or the Shareholders.

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        (f)        Consents. The Collier-Jennings Companies or the Shareholders shall have made all filings with and notifications to governmental authorities, regulatory agencies and other entities required to be made by the Collier-Jennings Companies or the Shareholders in connection with the execution and delivery of this Agreement, the performance of the transaction contemplated hereby and the continued operation of the Business of the Collier-Jennings Companies by Security Federal subsequent to the Closing; and the Collier-Jennings Companies, the Shareholders and Security Federal shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Security Federal, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders, contract parties and insurance companies, required to permit the continuation of the Business of the Collier-Jennings Companies by Security Federal and the consummation of the transaction contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

        (g)         South Carolina Tax Certificate. At or prior to the Closing, Security Federal shall have received from each of the Collier-Jennings Companies a certificate of payment/good standing from the South Carolina State Department of Revenue.

        (h)         Releases. The Collier-Jennings Companies shall have delivered to Security Federal general releases signed by the Shareholders of all claims which Shareholders have against the Collier-Jennings Companies in the form attached hereto as Exhibit D.

        (i)        Employment Agreements. Gerald D. Jennings and David Jennings shall have each executed and on the Closing Date agreed to be bound by an Employment Agreement. The form of each respective Employment Agreement is attached hereto as Exhibit E.

        (j)        Pledge Agreement. Shareholders shall have executed and on the Closing Date agreed to be bound by a Pledge Agreement. The form of Pledge Agreement is attached hereto as Exhibit F.

        (k)        Errors and Omissions Coverage. Shareholders shall have maintained errors and omissions coverage for acts of the Collier-Jennings Companies occurring prior to Closing.

        7.2        Closing Balance Sheets. The Closing Balance Sheet as delivered to Security Federal ("Closing Balance Sheet") shall reflect a financial condition of the Collier-Jennings Companies substantially similar to that reflected in the Base Balance Sheet previously delivered to Security Federal pursuant to Section 3.2 of this Agreement. To the extent there is a difference between the Base Balance Sheet and the Closing Balance Sheet, the issuance of Common Stock to the Shareholders shall be adjusted accordingly.

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        7.3        Conditions to Obligations of the Collier-Jennings Companies and the Shareholders. The obligation of the Collier-Jennings Companies and the Shareholders to consummate this Agreement and the transaction contemplated hereby is subject to the fulfillment, prior to or at Closing, of the following conditions precedent:

        (a)        Representations; Warranties; Covenants. Each of the representations and warranties of Security Federal contained in Section 4 shall be true and correct in all material aspects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; Security Federal shall, on or before the Closing, have performed all of its respective obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Security Federal shall have delivered to the Collier-Jennings Companies and the Shareholders a certificate of the President or any officer of Security Federal dated on the Closing to such effect.

        (b)        Approval of the Collier-Jennings Companies' Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transaction contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Arthur W. Rich as counsel for the Collier-Jennings Companies and the Shareholders, and such counsel shall have received on behalf of the Collier-Jennings Companies and the Shareholders such other certificates and documents in form satisfactory to such counsel as the Collier-Jennings Companies may reasonably require from Security Federal to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Security Federal and the fulfillment of its covenants.

        (c)        No Legal Proceeding. There shall have been no determination by the Collier-Jennings Companies or Shareholders, acting in good faith, that the consummation of the transaction contemplated by this Agreement has become inadvisable or impracticable by reason of the initiation or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Security Federal, the Collier-Jennings Companies or Shareholders.

        (d)        No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any person or entity any claim asserting that such person or entity (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Collier-Jennings Companies, or (ii) is entitled to all or any portion of the Total Consideration payable hereunder.

SECTION 8.
TERMINATION OF AGREEMENT; RIGHT TO PROCEED

        8.1        Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

        (a)        By mutual written consent of all of the parties to this Agreement;

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        (b)        By Security Federal, pursuant to written notice by Security Federal to the Collier-Jennings Companies and the Shareholders, if any of the conditions set forth in Section 7.1 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the Collier-Jennings Companies or Shareholders, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

        (c)        By the Collier-Jennings Companies and the Shareholders, pursuant to written notice by the Collier-Jennings Companies and the Shareholders to Security Federal, if any of the conditions set forth in Section 7.2 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Security Federal, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

        (d)        By Security Federal, if the financial condition, results of operations, assets, Business or prospects of the Collier-Jennings Companies shall have materially and adversely changed from that in existence on the date of this Agreement; and

        (e)        By Security Federal, the Collier-Jennings Companies, or Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 30, 2006, or such later date as the parties hereto may agree upon in writing.

        8.2        Effect of Termination.

        (a)        All obligations of the parties hereunder shall cease upon any termination pursuant to Section 8.1, provided, however, that (i) the provisions of this Section 8 (termination), Section 3.11 (confidentiality), Section 5.2 (confidentiality), Section 10 (indemnification), Section 11.1 (fees and expenses) and Section 11.9 (publicity and disclosures) hereof shall survive any termination of this Agreement; (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of such party's representations or warranties contained herein or a material failure to comply with any of such party's covenants, conditions or agreements contained herein, and (iii) any party may proceed as further set forth in Section 8.3 below.

        (b)        If this Agreement is terminated prior to the Closing by the Collier-Jennings Companies or Shareholders other than pursuant to Section 8.1(c), the Collier-Jennings Companies or Shareholders, as the case may be, shall reimburse Security Federal for all costs and expenses incurred by Security Federal in negotiating the transaction that is the subject of this Agreement, including without limitation, fees of Security Federal's outside counsel.

        (c)        If this Agreement is terminated prior to the Closing by Security Federal other than pursuant to Section 8.1(b) or (d), Security Federal shall reimburse the Collier-Jennings Companies for all costs and expenses incurred by the Collier-Jennings Companies in negotiating the transaction

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that is the subject of this Agreement, including without limitation, fees of the Collier-Jennings Companies' and Shareholders' outside counsel.

        (d)        If this Agreement is terminated or the Closing does not occur because any or all of the Collier-Jennings Companies announce or enter into an agreement to be acquired by an entity other than Security Federal or an entity affiliated with Security Federal, then the Collier-Jennings Companies and Shareholders, shall be obligated to pay Security Federal on demand (and in no event more than ten (10) days after such demand) in immediately available funds ten percent (10%) of the "consideration" to be paid for the Collier-Jennings Companies by any entity other than Security Federal. For purposes of this Section 8.2(d) "consideration" shall mean the aggregate value of all cash, securities, dividends and other property paid or payable, directly or indirectly to the Collier-Jennings Companies or Shareholders. The termination fee provided for in this Section 8.2(d) is in addition to and not in lieu of any other fees that may be owed pursuant to Section 8.2 for the termination of the Agreement.

        8.3        Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 7.1 hereof have not been satisfied, Security Federal shall have the right to proceed with the transaction contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 7.2 hereof have not been satisfied, the Collier-Jennings Companies and Shareholders shall have the right to proceed with the transaction contemplated hereby without waiving any of their rights hereunder.

SECTION 9.
RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

        9.1        Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transaction contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive for a three (3) year period commencing from the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

SECTION 10.
INDEMNIFICATION

        10.1        Indemnification by the Shareholders. The Shareholders jointly and severally covenant and agree to indemnify, defend and hold harmless Security Federal and its respective parent companies, subsidiaries and affiliates and persons serving as members of management or officers of Security Federal or employees thereof (individually a "Security Federal Indemnified Party" and collectively the "Security Federal Indemnified Parties") from and against any suits, actions, proceedings, liabilities, fines, penalties, losses, costs, damages or expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out


of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

        (a)        Fraud, intentional misrepresentation or a deliberate or wilful breach by the Collier-Jennings Companies or the Shareholders of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto;

        (b)        Any other breach of any representation, warranty, undertaking or covenant of the Collier-Jennings Companies or the Shareholders under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants; and

        (c)        Any and all liabilities of the Collier-Jennings Companies for Taxes arising from an event or transaction prior to the Closing Date which have not been paid or provided for by the Collier-Jennings Companies, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Collier-Jennings Companies.

        (d)        Notwithstanding the foregoing, Shareholders shall not have any liability for indemnification pursuant to Section 10.1(b): (i) as to any amounts that are covered pursuant to an errors and omissions policy of the Collier-Jennings Companies or Security Federal Insurance, Inc., (ii) as to any matter, or matters, as to which Shareholders did not have knowledge unless the lack of knowledge by Shareholders would be deemed to be grossly negligent or (iii) for a breach of Section 2.21 for matters which did not result from the actions of a Shareholder.

        10.2        Indemnification by Security Federal. Security Federal agrees to indemnify and hold the Shareholders (individually a "Shareholders Indemnified Party" and collectively the "Shareholders Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty, undertaking or covenant made by Security Federal in this Agreement or in any certificate delivered by Security Federal hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

        10.3        Notice: Defense of Claims. An indemnified party may make claims for indemnification hereunder by giving prompt written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to


the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) days after receiving such notice, the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

        10.4        Satisfaction of Shareholders' Indemnification Obligations. In order to satisfy the indemnification obligations of the Shareholders pursuant to Sections 10.1 above, a Security Federal Indemnified Party shall have the right (in addition to collecting directly from the Shareholders) to set off its indemnification claims against any and all amounts still due to the Shareholders.

        10.5        Basket. Notwithstanding anything to the contrary contained in this Section 10, no party shall be entitled to indemnification pursuant to this Section 10 until its aggregate claims for indemnification under this Article against the other party shall be in excess of twenty-five thousand and no/100 dollars ($25,000.00), and then only for the amount by which such claims exceed twenty-five thousand and no/100 dollars ($25,000.00).

        10.6        Time for Claim. Any claim asserted pursuant to this Section 10 for indemnification, must be submitted by the indemnified party to the indemnifying party in writing within thirty-six (36) months after the Closing Date.

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SECTION 11.
MISCELLANEOUS

        11.1        Fees and Expenses. Except as set forth in Section 8.2, each of the Collier-Jennings Companies, Shareholders and Security Federal will bear its respective expenses in connection with the negotiation and the consummation of the transaction contemplated by this Agreement, and no expenses of the Collier-Jennings Companies or the Shareholders relating in any way to the purchase and sale of the Shareholders' Interests hereunder and the transaction contemplated hereby, including without limitation legal, accounting or other professional expenses of the Collier-Jennings Companies or Shareholders, shall be charged to or paid by Security Federal. All expenses of the Shareholders paid by the Collier-Jennings Companies must be paid prior to Closing.

        11.2        Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of South Carolina without regard to its conflict of laws provisions.

        11.3        Notices. Any notice, request, demand or other communication to be given hereunder shall be in writing and delivered by hand and receipted for, by registered or certified United States Mail or by other receipted delivery, delivery being prepaid, with receipt thereof confirmed, as follows:

TO SECURITY FEDERAL:	Timothy W. Simmons Security Federal Corporation 1705 Whiskey Road South Aiken, South Carolina 98402

With a copy to:	Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 Attn: John F. Breyer, Jr., Esq.

TO THE COLLIER-JENNINGS COMPANIES:	Gerald D. Jennings
Collier Jennings Financial Corporation
Collier-Jennings, Inc.
The Auto Insurance Store, Inc.
Collier Jennings Premium Pay Plans, Inc.
519 Clearwater Road
North Augusta, South Carolina 29841

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With a copy to:	Arthur W. Rich, P.A. 205 Barnwell Avenue, N.W. P.O. Box 1690 Aiken, South Carolina 29801 Attn: Arthur W. Rich, Esq.

TO THE SHAREHOLDERS:	Gerald D. Jennings 157 Pine Needle Rd. Aiken, S. C. 29803

With a copy to:	Arthur W. Rich, P.A. 205 Barnwell Avenue, N.W. P.O. Box 1690 Aiken, South Carolina 29801 Attn: Arthur W. Rich, Esq.

Any notice given hereunder may be given on behalf of any party by his or its counsel or other authorized representatives.

        11.4        Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, correspondence, commitments or writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

        11.5        Assignability; Binding Effect. This Agreement shall only be assignable by Security Federal to a corporation, limited liability company or partnership controlling, controlled by or under common control with Security Federal upon written notice to the Collier-Jennings Companies and the Shareholders. This Agreement may not be assigned by the Shareholders or the Collier-Jennings Companies without the prior written consent of Security Federal. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

        11.6        Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

        11.7        Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

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        11.8        Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

        11.9        Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transaction contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Security Federal and the Collier-Jennings Companies, which such consent shall not be unreasonably withheld. The foregoing is subject however, in the case of Security Federal, to its legal obligations as an affiliate of a publicly traded company.

        11.10        Severability. If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

        11.11        Tax Filings. The Collier-Jennings Companies and Security Federal acknowledge its understanding of the requirement under Section 1060 of the Internal Revenue Code for the filing by each for their respective tax years in which the Closing occurs and the Collier-Jennings Companies will be responsible for filing a final tax return as of the date of the Closing and will be responsible for the payment of all taxes owed in connection with such return.

* * * * *

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

Security Federal:

SECURITY FEDERAL CORPORATION

By: /s/ Timothy W. Simmons
Its: President

The Collier-Jennings Companies:

COLLIER JENNINGS FINANCIAL CORPORATION

By: /s/ Gerald D. Jennings Gerald D. Jennings
Its: President

COLLIER-JENNINGS , INC.

By: /s/ Gerald D. Jennings Gerald D. Jennings
Its: President

THE AUTO INSURANCE STORE, INC.

By: /s/ Gerald D. Jennings Gerald D. Jennings
Its: President

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COLLIER JENNINGS PREMIUM PAY PLAN, INC.

By: /s/ Gerald D. Jennings Gerald D. Jennings
Its: President

Shareholders:

/s/ Gerald D. Jennings Gerald D. Jennings

COLLIER JENNINGS REAL ESTATE, LLC

By: /s/ Gerald D. Jennings Gerald D. Jennings
Its: Sole Member/Manager

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List of Exhibits and Schedules

Exhibit A:	Base Balance Sheet
Exhibit B:	List of Shareholders and Ownership Interests
Exhibit C:	Leased Real Property
Exhibit D:	Release of Claims
Exhibit E:	Form of Employment Agreements (Gerald D. Jennings & David Jennings)
Exhibit F:	Form of Pledge Agreement
Exhibit G:	Repurchase of Shares
Exhibit H:	Stock Options
Schedule 2.4:	Non-contravention, approvals
Schedule 2.5(a):	Real Property leased by the Collier-Jennings Companies
Schedule 2.5(b):	Personal property owned by the Collier-Jennings Companies
Schedule 2.8(b):	Tax returns filed since December 31, 1997
Schedule 2.8(d):	Tax return extensions
Schedule 2.8(e):	Liability for unpaid taxes with an affiliated group
Schedule 2.9(b):	Accounts or loans receivable as of March 31, 2006
Schedule 2.9(c):	Accounts and loans receivable on or after March 31, 2006
Schedule 2.9(d):	Accounts payable in dispute
Schedule 2.9(e):	Outstanding liabilities and obligations
Schedule 2.10(n):	Transactions with Collier Jennings Premium Pay Plans, Inc.
Schedule 2.12:	Banking relations
Schedule 2.13:	Intellectual property
Schedule 2.14:	Contracts
Schedule 2.15:	Legal Proceedings
Schedule 2.17(a):	Insurance
Schedule 2.17(b):	E&O and fidelity bond insurance
Schedule 2.17(c):	Description of self insurance arrangement, or other contract
Schedule 2.20:	Licenses and Permits, etc.
Schedule 2.22:	Employees and salaries
Schedule 2.24:	Employee programs
Schedule 2.25(a):	Insurers
Schedule 2.25(b):	Customer accounts that represent more than 5% of the Collier-Jennings Companies sales
Schedule 2.26:	State insurance licenses and permits
Schedule 3.3:	Conduct of business - affirmative action
Schedule 4.3:	Authorization and Non-contravention
Schedule 4.4:	Legal proceedings against Security Federal
Schedule 4.5:	Finder's fees

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EXHIBIT A

Base Balance Sheet

EXHIBIT B

List of Shareholders and Ownership

NAME AND ADDRESS OF Shareholders	OWNERSHIP OF Shareholders' INTERESTS

Shareholders

Shareholders

EXHIBIT C

Leased Real Property

EXHIBIT D

Release of Claims

EXHIBIT E

Form of Employment Agreement

EXHIBIT F

Form of Pledge Agreement

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EXHIBIT G

Repurchase of Shares

Pursuant to Section 1.3 of the Stock Purchase Agreement, Security Federal Corporation will agree to repurchase the Common Stock received by the Sellers as follows:

Time after Closing	Cumulative Amount of Common Stock Subject to Repurchase
0-1 year	0%
After 1 year	20%
After 2 years	40%
After 3 years	60%
After 4 years	80%
After 5 years	100%
After 6 years	0%

EXHIBIT H

Stock Options

Pursuant to Section 6.2 of the Stock Purchase Agreement, stock options to purchase shares of Security Federal Corporation's Common Stock will be awarded immediately upon their availability, subject to standard vesting and other requirements, to certain employees of the Collier-Jennings Companies subject to the approval of a new stock option plan by shareholders of Security Federal Corporation as set forth below:

Name	Number of Shares Subject to Option
Gerald D. Jennings	5,000
David Jennings	2,500
Monica Marzullo	2,500
Martha Crumpton	2,000
Dena Knight	1,000
Polly Hamilton	1,000

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Exhibit 10.1

Employment Agreement with Gerald D. Jennings

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EMPLOYMENT AGREEMENT
[Gerald D. Jennings]

        This AGREEMENT (the "Agreement") is made as of the _____ day of _______ 2006, by and among Security Federal Insurance, Inc., a South Carolina corporation ( and the Collier-Jennings Companies, as hereinafter defined (collectively the "Employer"), and Gerald D. Jennings (the "Employee").

WITNESSETH

        WHEREAS, the Employee is currently a shareholder, officer, and employee of Collier Jennings Financial Corporation and The Auto Insurance Store, Inc., both of which are South Carolina corporations, and Collier-Jennings, Inc. and Collier Jennings Premium Pay Plans, Inc. all Georgia corporations and all with offices in North Augusta, South Carolina, that sell insurance products and related services (the "Collier-Jennings Companies");

        WHEREAS, on June 9, 2006, Security Federal Corporation ("Security Federal") and the Employee entered into an Merger Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Security Federal will acquire the Collier-Jennings Companies as specifically set forth in the Merger Agreement;

        WHEREAS, on ________, 2006, the Employee and Collier Jennings Real Estate, LLC executed a pledge and security agreement ("Pledge Agreement") in accordance with the Merger Agreement;

        WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement, Employer intends to employ Employee as President each of the Employer's entities.

        WHEREAS, the parties recognize that the Employee's services were essential to the development of the Collier-Jennings Companies' customer base and will be essential to the maintenance and continued development of customer relations and goodwill with regard to similar products and services offered by the Employer and, therefore, that the Employee's services are and will be special, unique and extraordinary;

        WHEREAS, the Employer recognizes the importance of the Employee to the Employer and the ability of the Employee to continue to develop and retain customers for the Employer;

        WHEREAS, it is a condition precedent to the obligation of the Employer to consummate the transactions contemplated by the Merger Agreement that the Employee enter into and on the Closing Date (as defined in the Merger Agreement) be bound by an employment agreement with the Employer that provides the Employer with appropriate protection for its confidential information;

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        WHEREAS, the parties agree that the Employee will be subject to certain restrictive covenants necessary to protect the value of the Employer's business, including, without limitation, confidential, proprietary and trade secret information and customer lists and information, and goodwill among customers, employees and vendors.

        NOW THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Employer and the Employee covenant and agree as follows:

        1.        Employment. The Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

        2.        Capacity. Beginning on the day immediately following the Closing Date, the Employee shall serve as President of each of the Employer's entities. In such capacity, the Employee shall manage the sales and servicing of insurance and related products and services on behalf of the Employer or its related or affiliated entities according to their specifications and shall perform such other services and duties commensurate with his status as an executive officer of the Employer in connection with the business, affairs and operations of the Employer and shall be responsible for such services as may be assigned or delegated to the Employee from time to time under the authority of the Employer. In such capacity the Employee shall also take all actions necessary to maintain all such licenses or regulatory approvals necessary to engage in the activities contemplated by this Agreement, including without limitation an insurance producers license with authority to negotiate insurance policies in the State of South Carolina.

        3.        Term. Subject to the provisions of Section 7, the term of employment pursuant to this Agreement shall be five (5) years from the Closing Date (the "Term"). Reference herein to the Term of this Agreement shall refer to both such initial term and any extended terms.

        4.        Compensation and Benefits. The compensation and benefits payable to the Employee under this Agreement shall be as follows:

                   (a)        Compensation. For all services rendered by the Employee under this Agreement, the Employer shall pay the Employee an annual salary as set forth in Exhibit A. In addition, the Employee shall be entitled to receive on an annual basis during the term of this Agreement and no later than 90 days following the close of the Employer's fiscal year, twenty percent (20%) of the combined net income of Security Federal Insurance, Inc. and the Collier-Jennings Companies in excess of one hundred and twenty five thousand and no/100 dollars ($125,000.00) as determined by the Employer in accordance with Generally Accepted Accounting Principles. For the period between the Closing Date and March 31, 2007, the one hundred twenty five and no/100 dollars ($125,000.00) shall be reduced by the pro rata portion of the period of time that has elapsed during the year.

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                   (b)        Regular Benefits and Fringe Benefits. The Employee shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, and other benefit plans or fringe benefits which the Employer or Security Federal Bank may from time to time have in effect for all or most of its employees. Such participation shall be subject to the terms regarding such participation as may be set forth in the Merger Agreement and the terms of the applicable plan documents, generally applicable policies of the Employer or Security Federal Bank, applicable law and the discretion of the Board of Directors of the Employer or Security Federal Bank ("Board of Directors") or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer or Security Federal Bank to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

                   (c)         Vacations; Leave. The Employee shall be entitled (i) to annual paid vacation and sick leave in accordance with the policies established by the Board of Directors for officers of the Employer or Security Federal Bank with comparable titles and (ii) to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

                   (d)        Taxation of Payments and Benefits. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

                   (e)        Exclusivity of Salary and Benefits/Offset. The Employee shall not be entitled to any employment compensation payments or benefits other than those provided under this Agreement other than reimbursement of expenses reasonably incurred at the direction of the Employer. Payments hereunder may be subject to valid off-set of amounts due and owing to Employee by Employer.

        5.        Extent of Service. During the Employee's employment under this Agreement, the Employee shall, subject to the direction and supervision of the Employer, devote the Employee's full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Employee's duties and responsibilities under this Agreement. The Employee shall not engage in any other business activity, except as may be approved by the Employer; provided that nothing in this Agreement shall be construed as preventing the Employee from and only to the extent they do not interfere or conflict with his job performance with Employer:

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                   (a)        investing the Employee's personal assets in any company or other entity in a manner not prohibited by Section 6 of this Agreement and in such form or manner as shall not require any material activities on the Employee's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

                   (b)        engaging in religious, charitable or other community or non-profit activities that do not impair the Employee's ability to fulfill the Employee's duties and responsibilities under this Agreement.

                   (c)        Engaging in the activities of Imagine Studios, Inc. and ISI Music Corporation, both South Carolina corporations, with offices in North Augusta, South Carolina that perform, record, manufacture and publish musical compositions.

                   (d)        Performing his duties and obligations as an officer and director of the South Carolina Association of Auto Insurance Agents, Inc. and including the Employee's duties as an officer and director of Assurance Data Systems, Inc., a South Carolina corporation that is a joint venture among the association and Assurance Systems, Inc. of Atlanta, Georgia to provide information technology services to insurance producers in South Carolina. The Employee currently receives no compensation for his activities on behalf of the association of Assurance Data Systems, Inc. and has no expectations of receiving compensation at any time in the future from such activities.

                   (e)        Engaging in the real estate investment and property management activities of Collier Jennings Real Estate, LLC, a South Carolina limited liability company.

        6.        Confidentiality/Non-Solicitation/Non-Disclosure.

                   (a)        Definitions. For purposes of this Section 6:

           (i)         "Restricted Term" means the period ending three (3) years from the date of the termination of the Employee's employment with the Employer, regardless of reason.

           (ii)        "Services" means the solicitation, sale, or renewal of insurance policies and related products and any other products or services offered by the Employer.

           (iii)        "Confidential Information" means information belonging to the Employer (including, for purposes of this Agreement, each of the Employer's affiliated and related entities), whether reduced to writing (or in a form from which such information can be obtained, translated, or derived into reasonably usable form), or maintained in Employee's mind or memory, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, including without limitation, financial information, reports, and forecasts; inventions,

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improvements and other intellectual property; trade secrets; know-how; software and related code; market or sales information or plans; Customer lists, including without limitation to information concerning the assets, wealth or other personal or financial information regarding a Customer; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer or its affiliates. Confidential Information includes information developed by Employee in the course of Employee' employment by the Employer, as well as other information to which Employee may have access in connection with Employee's employment. Confidential Information also includes the confidential information of others with which the Employer or its affiliates has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Employee's obligations under this Section 6.

           (iv)        "Customer" means any person, insurance agency, producer or other entity from whom the Employer or the Employee has solicited, or to, or for, whom the Employer or the Employee has sold any product or performed any service, whether or not for compensation, within a period of twelve (12) months preceding the termination of the Employee's employment with the Employer.

                   (b)        Nonsolicitation of Customers. During the Restricted Term, regardless of the reason for termination of his employment, the Employee will not, directly or indirectly, in any capacity:

           (i)        solicit the business or patronage of any Customer for any other person or entity for the purpose of providing Services on behalf of any person other than the Employer,

           (ii)        divert, entice, or otherwise take away from the Employer the business or patronage of any Customer, or attempt to do so,

           (iii)        solicit or induce any Customer to terminate or reduce any aspects of its relationship with the Employer, or

           (iv)        provide or assist with the provision of insurance to a Customer (except in his capacity as an employee of the Employer).

                   (c)        Unfair Competition. For a period of twenty four (24) months from the termination of employment, regardless of the reason for termination of his employment, the Employee will not, directly or indirectly, in any capacity, whether as owner, partner, director, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any business activity involving the development, production, sale, provision or marketing of Services in Aiken, Lexington or Richland counties in the State of South Carolina and Columbia

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and Richmond counties in the State of Georgia. The foregoing will not prevent the Employee from owning up to one percent (1%) of the outstanding securities of a publicly-held corporation which competes with Employer or any of Employer's affiliates or from being employed by or affiliated or associated with any person or entity after termination of his employment with the Employer so long as he does not have any direct or indirect involvement on behalf of any such person or entity with respect to developing, producing, selling, providing or marketing insurance or other financial products or services. Subsequent to the termination of employment with the Employer Gerald D. Jennings may form an insurance company subject to his continued compliance with the provisions of Section 6 and the provisions of this Agreement.

                   (d)        Nonsolicitation of Employees. During the Restricted Term, regardless of the reason for termination of his employment, the Employee will not directly or indirectly, in any capacity:

           (i)        hire or employ, directly or indirectly through any enterprise with which he is associated, any current employee of the Employer or any of Employer's parent companies, subsidiaries or affiliates, or any individual who had been employed by the Employer or any of the Employer's affiliates, within one (1) year preceding the termination of the Employee's employment without the express written consent of the Employer; or

           (ii)        recruit, solicit or induce (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee or consultant of the Employer or any of the Employer's parent companies, subsidiaries or affiliates, to terminate his or her employment or other relationship therewith.

                   (e)        Acknowledgments. The Employee acknowledges and agrees that the restrictions set forth in this Section 6 are intended to protect the interests of the Employer in its commercial relationships and goodwill (with Customers, prospective Customers, vendors, consultants and employees), including, without limitation, commercial relationships and goodwill acquired by the Employer through the transaction with the Employee, or developed while the Employee was employed by the Employer, and are reasonable and appropriate for these purposes.

                   (f)        Confidentiality. The Employee understands and agrees that the Employee's employment creates a relationship of confidence and trust between the Employee and the Employer with respect to all Confidential Information. At all times, both during the Employee's employment with the Employer and after its termination, the Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, for any purpose including without limitation solicitation of insurance policies or related products or services, except as may be necessary in the ordinary course of performing the Employee's duties to the Employer.

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                In addition, and without limitation upon any remedy provided herein, the Employee agrees that the confidential and proprietary information heretofore referenced as "Confidential Information" are considered "trade secrets" under South Carolina Code Section 39-8-10 et. seq., "The South Carolina Trade Secrets Act," and that the Employer is entitled to avail itself of any and all remedies provided for by that Act for any misappropriation, or any threatened misappropriation, of such information regardless of where or when that misappropriation or threatened misappropriation might take place.

                   (g)        Return of Property. All documents, records, data, apparatus, equipment and physical property, whether or not pertaining to Confidential Information, which are furnished to the Employee by the Employer or are produced by the Employee in connection with the Employee's employment will be and remain the sole property of the Employer. The Employee will return to the Employer, all such materials and property, including any material or medium from which any Confidential Information may be ascertained or derived, as and when requested by the Employer. In any event, the Employee will return all such materials and property immediately upon termination of the Employee's employment for any reason. The Employee will not retain any such material or property or any copies, compilations, or analyses thereof after such termination.

                   (h)        Liquidated Damages. Employee acknowledges and understands that in the event that during the Restricted Period, the Employee violates Section 6(b) of this Agreement, which results in any Customer of the Employer terminating or transferring any insurance policy from the Employer, the damages to the Employer will be difficult to ascertain and that an amount equal to three (3) times the then applicable annual commission(s) for such policy(ies) is a reasonable estimate of actual damages caused by such a breach. Therefore, the parties agree that if any Customer of the Employer transfers any insurance policy(ies) from the Employer to the Employee or any company then employing the Employee or engaging his services, or if the Employee's actions result in any Customer of the Employer terminating or transferring any insurance policy from the Employer, Employee shall pay to Employer as liquidated damages an amount equal to three (3) times the then applicable annual commission(s) for such policy(ies). The Employer's right to liquidated damages under this Section 6(h) is in addition to any other remedies the Employer may have under this Agreement, including Section 11 below.

        7.        Termination and Termination Benefits. Notwithstanding the provisions of Section 3, the Employee's employment under this Agreement shall terminate under the following circumstances set forth in this Section 7.

                   (a)        Termination by the Employer for Cause. The Employee's employment under this Agreement may be terminated for Cause without further liability on the part of the Employer effective immediately upon written notice to the Employee. For purposes of the foregoing sentence, the term "Cause" shall include the occurrence of one or more of the following events involving the Employee:

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           (i)        the revocation of any license, approval or permit held by the Employee which is required for the Employee to engage in the activities contemplated by this Agreement provided, however, such revocation shall not constitute "cause" for the termination of the Employee if such license, approval or permit is reinstated within 30 days of its revocation;

           (ii)        a conviction for a crime involving a felony or a breach of professional ethics or moral turpitude;

           (iii)        an adjudication of incompetency;

           (iv)        any substantial failure, inability or refusal by the Employee to satisfactorily perform assigned employment duties; or

           (v)        any other material breach of this Agreement or the Employee's breach of Section 3.9 of the Merger Agreement.

        In the event of termination for cause, unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Employee under this Agreement shall terminate on the date of termination of the Employee's employment under this Agreement. Nothing in this Section 7 shall be construed to affect the Employee's right to receive COBRA continuation entirely at the Employee's own cost.

                   (b)        Death of the Employee. The Employee's employment under this Agreement shall terminate upon the death of the Employee.

                   (c)        Termination by the Employer Without Cause. The Employee's employment under this Agreement may be terminated by the Employer without Cause upon written notice to the Employee. In the event of such termination without Cause, Employee's compensation and benefits shall continue to be paid for the remainder of the term set forth in Section 3 above.

                   (d)        Termination Following A Change in Control.

           (i)        If following a Change in Control, the Employer shall cause a Change in Duties or Salary of Employee, other than termination for Cause and if there has not been a termination of this Agreement pursuant to Section 7(c) above, the Employer shall:

(x)	pay the Employee his salary, including the pro rata portion of any incentive award, through the date of termination;

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(y)	continue to pay, for the remaining term of this Agreement, for the life, health and disability coverage that is in effect with respect to the Employee and his eligible dependents; and

(z)	pay to the Employee in a cash, pro rata over a twelve (12) month period after the later of the date of such Change in Control or the Date of Termination, an amount equal to one twelfth (1/12) of one hundred and twenty percent (120%) of the Employee's "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended.

           (ii)        Notwithstanding any other provision of this Agreement, if payments and the value of benefits received or to be received under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee, would cause any amount to be nondeductible by Security Federal or any of the Consolidated Subsidiaries for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

           (iii)        The term "Change in Control" means (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Security Federal, any Consolidated Subsidiaries (as hereinafter defined), any person acting on behalf of Security Federal as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of Security Federal, or any corporation owned, directly or indirectly, by the stockholders of Security Federal in substantially the same proportions as their ownership of stock of Security Federal), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Security Federal representing 40% or more of the combined voting power of Security Federal's then outstanding securities; (ii) the stockholders of Security Federal approve a merger or consolidation of Security Federal with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of Security Federal outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Security Federal or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Security Federal (or similar

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transaction) in which no person (as hereinabove defined) acquires more than 25% of the combined voting power of Security Federal's then outstanding securities; provided that the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Employer, Security Federal Bank or Security Federal.

           (iv)        The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of Security Federal (or its successors) that are part of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to subsection (b) thereof) that includes the Employer and Security Federal Bank, including but not limited to Security Federal.

           (v)        The term "Change in Duties or Salary" of Employee shall mean any                 of: (a) a change in duties and responsibilities of Employee for the Employer in effect at the time a Change in Control occurs, which change results in the assignment of duties and responsibilities inferior to those duties and responsibilities of Employee at the time such Change in Control occurs; (b) a reduction in rate of annual salary from such rate in effect at the time of a Change in Control; or (c) a change in the place of Employee assignment from North Augusta, South Carolina, to any other city or geographical location that is located further than 25 miles from North Augusta, South Carolina.

        8.        Third-Party Agreements and Rights. The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the Employer that the Employee's execution of this Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

        9.        Litigation and Regulatory Cooperation. During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired before or while the Employee was employed by the Employer. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory

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authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer. The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 9.

        10.        Non-Disparagement. During and after the Employee's employment, the Employee shall not make any statements that disparage the Employer or its employees, officers, directors, services or business and the Employer shall not make any statements that disparage the Employee.

        11.        Injunction. The Employee agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Employee of the promises set forth in this Agreement, and that in any event, money damages would be an inadequate remedy for any such breach. Accordingly, the Employee agrees that if he breaches, or threatens to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

        12.        Breach by Employer. In the event that Employer fails or refuses to fulfill its obligations under this Agreement in any material respect, unless there has been a termination of the employment of the Employee for Cause, the Pledge Agreement executed by the Employee and Collier Jennings Real Estate, LLC shall be terminated and the pledged Shares payable pursuant to Section 1.2 of the Merger Agreement shall be immediately delivered to Collier Jennings Real Estate, LLC and Employee shall be released from any obligations under Section 6 of this Agreement other than the obligations of Sections 6(f) and 6(g); and the Employee shall be entitled to all compensation and benefits under this Agreement for the remainder of the term of this Agreement.

        13.        Integration. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties with respect to any related subject matter.

        14.        Assignment; Successors and Assigns, etc. Neither the Employer nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Employer and the Employee, their respective successors, executors, administrators, heirs, and permitted assigns.

        15.         Enforceability/Severability. If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the court may amend such portion or provision so as to comply with the law in a manner consistent with the intention of this Agreement, and the remainder of this Agreement, or the application of such illegal or unenforceable portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of the Agreement will be valid and enforceable to the fullest extent permitted by law. In the event that any

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provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision will be deemed to extend only over the maximum geographic, temporal and functional scope as to which it may be enforceable.

        16.        Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        17.        Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, (a) in the case of the Employee, at the last address the Employee has filed in writing with the Employer or (b) in the case of the Employer, at its main offices, attention of the Chairman of the Board of Directors.

        18.        Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Employer.

        19.        Governing Law. This is a South Carolina contract and shall be construed under and be governed in all respects by the laws of the State of South Carolina, without giving effect to the conflict of laws principles of such State.

        20.        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

* * * * *

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        IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Employee, as of the Effective Date.

SECURITY FEDERAL INSURANCE, INC.

By:
Its: Duly Authorized Representative

The Collier-Jennings Companies:

COLLIER JENNINGS FINANCIAL CORPORATION

By:
Its:

COLLIER JENNINGS, INC.

By:
Its:

THE AUTO INSURANCE STORE, INC.

By:
Its:

COLLIER JENNINGS PREMIUM PAY PLAN, INC.

By:
Its:

EMPLOYEE:

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EXHIBIT A

        Pursuant to the provisions of Section 4(a) of the Employment Agreement by and among the Employer (as defined in the Employment Agreement) and Gerald D. Jennings (the "Employee"), the Employer shall pay the Employee the following annual salary:

        Annual Salary: one hundred and twenty five thousand and no/100 dollars ($125,000.00).

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Exhibit 10.2

Employment Agreement with David Jennings

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EMPLOYMENT AGREEMENT
[David Jennings]

        This AGREEMENT (the "Agreement") is made as of the _____ day of _______ 2006, by and among Security Federal Insurance, Inc., a South Carolina corporation and the Collier-Jennings Companies, as hereinafter defined (collectively the "Employer"), and David Jennings (the "Employee").

WITNESSETH

        WHEREAS, the Employee is currently an officer, and employee of Collier Jennings Financial Corporation and The Auto Insurance Store, Inc., both of which are South Carolina corporations, and Collier-Jennings, Inc. and Collier Jennings Premium Pay Plans, Inc., both of which are Georgia corporations, and all with offices in North Augusta, South Carolina, that sell insurance products and related services (the "Collier-Jennings Companies");

        WHEREAS, on June 9, 2006, Security Federal Corporation and Collier Jennings Real Estate, LLC and Gerald D. Jennings entered into a Merger Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Security Federal Corporation will acquire the Collier-Jennings Companies as specifically set forth in the Merger Agreement;

        WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement, Employer intends to employ Employee as Vice President of the Employer.

        WHEREAS, the parties recognize that the Employee's services were essential to the development of the Collier-Jennings Companies' customer base and will be essential to the maintenance and continued development of customer relations and goodwill with regard to similar products and services offered by the Employer and, therefore, that the Employee's services are and will be special, unique and extraordinary;

        WHEREAS, the Employer recognizes the importance of the Employee to the Employer and the ability of the Employee to continue to develop and retain customers for the Employer;

        WHEREAS, it is a condition precedent to the obligation of the Employer to consummate the transactions contemplated by the Merger Agreement that the Employee enter into and on the Closing Date (as defined in the Merger Agreement) be bound by an employment agreement with the Employer that provides the Employer with appropriate protection for its confidential information;

        WHEREAS, the parties agree that the Employee will be subject to certain restrictive covenants necessary to protect the value of the Employer's business, including, without limitation, confidential, proprietary and trade secret information and customer lists and information, and goodwill among customers, employees and vendors.

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        NOW THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Employer and the Employee covenant and agree as follows:

        1.        Employment. The Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

        2.        Capacity. Beginning on the day immediately following the Closing Date, the Employee shall initially serve the Employer as Vice President of Employer. In such capacity or capacities, the Employee shall manage the day to day premium finance operations on behalf of the Employer or its related or affiliated entities according to their specifications and shall perform such other services and duties commensurate with his status as an officer of the Employer in connection with the business, affairs and operations of the Employer in the area of insurance premium financing sales and service and related products as may be assigned or delegated to the Employee from time to time by or under the authority of the Employer. In such capacity or capacities the Employee shall also take all actions necessary to maintain all such licenses or regulatory approvals necessary to engage in the activities contemplated by this Agreement.

        3.        Term. Subject to the provisions of Section 7, the term of employment pursuant to this Agreement shall be five (5) years from the Closing Date (the "Term"). Reference herein to the Term of this Agreement shall refer to both such initial term and any extended terms.

        4.        Compensation and Benefits. The compensation and benefits payable to the Employee under this Agreement shall be as follows:

                  (a)        Compensation. For all services rendered by the Employee under this Agreement, the Employer shall pay the Employee an annual salary plus commissions as set forth in Exhibit A. The commissions shall be payable in periodic installments in accordance with the Employer's usual practice for its employees.

                  (b)        Regular Benefits and Fringe Benefits. The Employee shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, and other benefit plans or fringe benefits which the Employer or Security Federal Bank may from time to time have in effect for all or most of its employees. Such participation shall be subject to the terms regarding such participation as may be set forth in the Merger Agreement and the terms of the applicable plan documents, generally applicable policies of the Employer or Security Federal Bank, applicable law and the discretion of the Board of Directors of the Employer or Security Federal Bank ("Board of Directors") or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer or Security Federal Bank to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

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                   (c)         Vacations; Leave. The Employee shall be entitled (i) to annual paid vacation and sick leave in accordance with the policies established by the Board of Directors for officers of the Employer or Security Federal Bank with comparable titles and (ii) to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

                   (d)        Taxation of Payments and Benefits. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

                   (e)        Exclusivity of Salary and Benefits/Offset. The Employee shall not be entitled to any employment compensation payments or benefits other than those provided under this Agreement other than reimbursement of expenses reasonably incurred at the direction of the Employer. Payments hereunder may be subject to valid off-set of amounts due and owing to Employee by Employer.

        5.        Extent of Service. During the Employee's employment under this Agreement, the Employee shall, subject to the direction and supervision of the Employer, devote the Employee's full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Employee's duties and responsibilities under this Agreement. The Employee shall not engage in any other business activity, except as may be approved by the Employer; provided that nothing in this Agreement shall be construed as preventing the Employee from:

                   (a)        investing the Employee's personal assets in any company or other entity in a manner not prohibited by Section 6 of this Agreement and in such form or manner as shall not require any material activities on the Employee's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

                   (b)        engaging in religious, charitable or other community or non-profit activities that do not impair the Employee's ability to fulfill the Employee's duties and responsibilities under this Agreement.

        6.        Confidentiality/Non-Solicitation/Non-Disclosure.

                   (a)        Definitions. For purposes of this Section 6:

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        (i)        "Restricted Term" means the period ending three (3) years from the date of the termination of the Employee's employment with the Employer, regardless of reason.

        (ii)        "Services" means the solicitation, sale, or renewal of insurance policies and related products and any other products or services offered by the Employer.

        (iii)        "Confidential Information" means information belonging to the Employer (including, for purposes of this Agreement, each of the Employer's affiliated and related entities), whether reduced to writing (or in a form from which such information can be obtained, translated, or derived into reasonably usable form), or maintained in Employee's mind or memory, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, including without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; software and related code; market or sales information or plans; Customer lists, including without limitation to information concerning the assets, wealth or other personal or financial information regarding a Customer; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer or its affiliates. Confidential Information includes information developed by Employee in the course of Employee' employment by the Employer, as well as other information to which Employee may have access in connection with Employee's employment. Confidential Information also includes the confidential information of others with which the Employer or its affiliates has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Employee's obligations under this Section 6.

        (iv)        "Customer" means any person, insurance agency, producer or other entity from whom the Employer or the Employee has solicited, or to, or for, whom the Employer or the Employee has sold any product or performed any service, whether or not for compensation, within a period of twelve (12) months preceding the termination of the Employee's employment with the Employer.

                   (b)        Nonsolicitation of Customers. During the Restricted Term, regardless of the reason for termination of his employment, the Employee will not, directly or indirectly, in any capacity:

        (i)        solicit the business or patronage of any Customer for any other person or entity for the purpose of providing Services on behalf of any person other than the Employer,

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        (ii)        divert, entice, or otherwise take away from the Employer the business or patronage of any Customer, or attempt to do so,

        (iii)        solicit or induce any Customer to terminate or reduce any aspects of its relationship with the Employer, or

        (iv)        provide or assist with the provision of insurance to a Customer (except in his capacity as an employee of the Employer).

                   (c)        Unfair Competition. For a period of twenty four (24) months from the termination of employment, regardless of the reason for termination of his employment, the Employee will not, directly or indirectly, in any capacity, whether as owner, partner, director, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any business activity involving the development, production, sale, provision or marketing of Services in Aiken, Lexington or Richland counties in the State of South Carolina and Columbia and Richmond counties in the State of Georgia. The foregoing will not prevent the Employee from owning up to one percent (1%) of the outstanding securities of a publicly-held corporation which competes with Employer or any of Employer's affiliates or from being employed by or affiliated or associated with any person or entity after termination of his employment with the Employer so long as he does not have any direct or indirect involvement on behalf of any such person or entity with respect to developing, producing, selling, providing or marketing insurance or other financial products or services.

                   (d)        Nonsolicitation of Employees. During the Restricted Term, regardless of the reason for termination of his employment, the Employee will not directly or indirectly, in any capacity:

        (i)        hire or employ, directly or indirectly through any enterprise with which he is associated, any current employee of the Employer or any of Employer's parent companies, subsidiaries or affiliates, or any individual who had been employed by the Employer or any of the Employer's affiliates, within one (1) year preceding the termination of the Employee's employment without the express written consent of the Employer; or

        (ii)        recruit, solicit or induce (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee or consultant of the Employer or any of the Employer's parent companies, subsidiaries or affiliates, to terminate his or her employment or other relationship therewith.

                   (e)        Acknowledgments. The Employee acknowledges and agrees that the restrictions set forth in this Section 6 are intended to protect the interests of the Employer in its commercial relationships and goodwill (with Customers, prospective Customers, vendors,

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consultants and employees), including, without limitation, commercial relationships and goodwill acquired by the Employer through the transaction with the Employee, or developed while the Employee was employed by the Employer, and are reasonable and appropriate for these purposes.

                   (f)        Confidentiality. The Employee understands and agrees that the Employee's employment creates a relationship of confidence and trust between the Employee and the Employer with respect to all Confidential Information. At all times, both during the Employee's employment with the Employer and after its termination, the Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, for any purpose including without limitation solicitation of insurance policies or related products or services, except as may be necessary in the ordinary course of performing the Employee's duties to the Employer.

                   In addition, and without limitation upon any remedy provided herein, the Employee agrees that the confidential and proprietary information heretofore referenced as "Confidential Information" are considered "trade secrets" under South Carolina Code Section 39-8-10 et. seq., "The South Carolina Trade Secrets Act," and that the Employer is entitled to avail itself of any and all remedies provided for by that Act for any misappropriation, or any threatened misappropriation, of such information regardless of where or when that misappropriation or threatened misappropriation might take place.

                   (g)        Return of Property. All documents, records, data, apparatus, equipment and physical property, whether or not pertaining to Confidential Information, which are furnished to the Employee by the Employer or are produced by the Employee in connection with the Employee's employment will be and remain the sole property of the Employer. The Employee will return to the Employer, all such materials and property, including any material or medium from which any Confidential Information may be ascertained or derived, as and when requested by the Employer. In any event, the Employee will return all such materials and property immediately upon termination of the Employee's employment for any reason. The Employee will not retain any such material or property or any copies, compilations, or analyses thereof after such termination.

                   (h)        Liquidated Damages. Employee acknowledges and understands that in the event that during the Restricted Period, the Employee violates Section 6(b) of this Agreement, which results in any Customer of the Employer terminating or transferring any insurance policy from the Employer, the damages to the Employer will be difficult to ascertain and that an amount equal to three (3) times the then applicable annual commission(s) for such policy(ies) is a reasonable estimate of actual damages caused by such a breach. Therefore, the parties agree that if any Customer of the Employer transfers any insurance policy(ies) from the Employer to the Employee or any company then employing the Employee or engaging his services, or if the Employee's actions result in any Customer of the Employer terminating or transferring any insurance policy from the Employer, Employee shall pay to Employer as liquidated damages an amount equal to three (3) times the then applicable annual commission(s) for such policy(ies). The Employer's right to liquidated damages

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under this Section 6(h) is in addition to any other remedies the Employer may have under this Agreement, including Section 11 below.

        7.        Termination and Termination Benefits. Notwithstanding the provisions of Section 3, the Employee's employment under this Agreement shall terminate under the following circumstances set forth in this Section 7.

                   (a)        Termination by the Employer for Cause. The Employee's employment under this Agreement may be terminated for Cause without further liability on the part of the Employer effective immediately upon written notice to the Employee. For purposes of the foregoing sentence, the term "Cause" shall include the occurrence of one or more of the following events involving the Employee:

        (i)        the revocation of any license, approval or permit held by the Employee which is required for the Employee to engage in the activities contemplated by this Agreement provided, however, such revocation shall not constitute "cause" for the termination of the Employee if such license, approval or permit is reinstated within 30 days of its revocation;

        (ii)        a conviction for a crime involving a felony or a breach of professional ethics or moral turpitude;

        (iii)        an adjudication of incompetency;

        (iv)        any substantial failure, inability or refusal by the Employee to satisfactorily perform assigned employment duties; or

        (v)        any other material breach of this Agreement or the Employee's breach of Section 3.9 of the Merger Agreement.

        In the event of termination for cause, unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Employee under this Agreement shall terminate on the date of termination of the Employee's employment under this Agreement. Nothing in this Section 7 shall be construed to affect the Employee's right to receive COBRA continuation entirely at the Employee's own cost.

                   (b)        Death of the Employee. The Employee's employment under this Agreement shall terminate upon the death of the Employee.

                   (c)        Termination by the Employer Without Cause. The Employee's employment under this Agreement may be terminated by the Employer without Cause upon written notice to the Employee. In the event of such termination without Cause, Employee's compensation and benefits shall continue to be paid for the remainder of the term set forth in Section 3 above.

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                   (d)        Termination Following A Change in Control.

           (i)        If following a Change in Control, the Employer shall cause a Change in Duties or Salary of Employee, other than termination for Cause, and if there has not been a termination of this Agreement pursuant to Section 7(c) above, the Employer shall:

(x)	pay the Employee his salary, including the pro rata portion of any incentive award, through the date of termination;

(y)	continue to pay, for the remaining term of this Agreement, for the life, health and disability coverage that is in effect with respect to the Employee and his eligible dependents; and

(z)	pay to the Employee in a cash, pro rata over a twelve (12)
month period after the later of the date of such Change in
Control or the Date of Termination, an amount equal to one
twelfth (1/12) of one hundred and twenty percent (120%) of
the Employee's "base amount" as determined under Section
280G of the Internal Revenue Code of 1986, as amended.

           (ii)        Notwithstanding any other provision of this Agreement, if payments and the value of benefits received or to be received under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee, would cause any amount to be nondeductible by Security Federal or any of the Consolidated Subsidiaries for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

           (iii)        The term "Change in Control" means (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Security Federal, any Consolidated Subsidiaries (as hereinafter defined), any person acting on behalf of Security Federal as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of Security Federal, or any corporation owned, directly or indirectly, by the stockholders of Security Federal in substantially the same proportions as their ownership of stock of Security Federal), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or

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indirectly, of securities of Security Federal representing 40% or more of the combined voting power of Security Federal's then outstanding securities; (ii) the stockholders of Security Federal approve a merger or consolidation of Security Federal with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of Security Federal outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Security Federal or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Security Federal (or similar transaction) in which no person (as hereinabove defined) acquires more than 25% of the combined voting power of Security Federal's then outstanding securities; provided that the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Employer, Security Federal Bank or Security Federal.

           (iv)        The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of Security Federal (or its successors) that are part of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to subsection (b) thereof) that includes the Employer and Security Federal Bank, including but not limited to Security Federal.

           (v)        The term "Change in Duties or Salary" of Employee shall mean any                 of: (a) a change in duties and responsibilities of Employee for the Employer in effect at the time a Change in Control occurs, which change results in the assignment of duties and responsibilities inferior to those duties and responsibilities of Employee at the time such Change in Control occurs; (b) a reduction in rate of annual salary from such rate in effect at the time of a Change in Control; or (c) a change in the place of Employee assignment from North Augusta, South Carolina, to any other city or geographical location that is located further than 25 miles from North Augusta, South Carolina.

        8.        Third-Party Agreements and Rights. The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the Employer that the Employee's execution of this Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

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        9.        Litigation and Regulatory Cooperation. During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired before or while the Employee was employed by the Employer. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer. The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 9.

        10.        Non-Disparagement. During and after the Employee's employment, the Employee shall not make any statements that disparage the Employer or its employees, officers, directors, services or business and the Employer shall not make any statements that disparage the Employee.

        11.        Injunction. The Employee agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Employee of the promises set forth in this Agreement, and that in any event, money damages would be an inadequate remedy for any such breach. Accordingly, the Employee agrees that if he breaches, or threatens to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

        12.        Breach by Employer. In the event that Employer fails or refuses to fulfill its obligations under this Agreement in any material respect, other than termination of the employment of the Employee for Cause, the Employee shall be released from any obligations under Section 6 of this Agreement other than the obligations of Sections 6(f) and 6(g), and the Employee shall be entitled to all compensation and benefits under this Agreement for the remainder of the term of this Agreement.

        13.        Integration. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties with respect to any related subject matter.

        14.        Assignment; Successors and Assigns, etc. Neither the Employer nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement without the consent of the Employee in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or

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other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Employee, their respective successors, executors, administrators, heirs, and permitted assigns.

        15.         Enforceability/Severability. If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the court may amend such portion or provision so as to comply with the law in a manner consistent with the intention of this Agreement, and the remainder of this Agreement, or the application of such illegal or unenforceable portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of the Agreement will be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision will be deemed to extend only over the maximum geographic, temporal and functional scope as to which it may be enforceable.

        16.        Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        17.        Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, (a) in the case of the Employee, at the last address the Employee has filed in writing with the Employer or (b) in the case of the Employer, at its main offices, attention of the Chairman of the Board of Directors.

        18.        Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Employer.

        19.        Governing Law. This is a South Carolina contract and shall be construed under and be governed in all respects by the laws of the State of South Carolina, without giving effect to the conflict of laws principles of such State.

        20.        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

* * * * *

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        IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Employee, as of the Effective Date.

EMPLOYER:

SECURITY FEDERAL INSURANCE, INC.

By:
Its: Duly Authorized Representative

The Collier-Jennings Companies:

COLLIER JENNINGS FINANCIAL CORPORATION

By:

Its:

COLLIER-JENNINGS , INC.

By:

Its:

THE AUTO INSURANCE STORE, INC.

By:

Its:

COLLIER JENNINGS PREMIUM PAY PLAN, INC.

By:

Its:

By:
Its: Duly Authorized Representative

EMPLOYEE

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EXHIBIT A

        Pursuant to the provisions of Section 4(a) of the Employment Agreement by and among Security Federal Insurance, Inc. (the "Employer") and David Jennings (the "Employee"), the Employer shall pay the Employee the following annual salary and commissions:

        Annual Salary: Sixty thousand and no/dollars ($60,000.00)

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Exhibit 99.1

Press Release Dated June 12, 2006

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Security Federal Announces The Signing of Merger Agreement to Acquire The Collier Jennings Companies

AIKEN, S.C.-June 12, 2006--Security Federal Corporation ("Corporation") (OTCBB: SFDL), the holding company for Security Federal Bank and Collier Jennings Financial Corporation, jointly announced that they had signed a definitive merger agreement in connection with the proposed acquisition of the Collier Jennings Companies by Security Federal Corporation.

The companies previously announced the signing of a letter of intent on June 5, 2006. The proposed transaction is subject to various conditions and is expected to close in approximately 30 days.

Collier Jennings was founded in 1974 and offers insurance and related insurance products to the retail market in the Aiken, South Carolina and Augusta, Georgia market area through its three subsidiaries: Collier-Jennings, Inc., The Auto Insurance Store, Inc. and Collier-Jennings Premium Pay Plans, Inc. Collier Jennings employs 10 licensed agents and has a total of 15 employees. Collier Jennings has offices in Aiken and North Augusta, South Carolina and Augusta, Georgia. It is currently anticipated that the number of offices will be increased to correspond to Security Federal Bank's market areas in Aiken, Lexington and Richland Counties in South Carolina and in Augusta, Georgia.

Security Federal Bank has 11 full-service banking locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Construction will begin in July on a new branch location in Evans, Georgia. In addition to insurance, financial services are provided by Security Federal Investments, Inc., and Security Federal Trust, Inc. Security Federal Bank was founded in 1922 in Aiken, South Carolina.

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Corporation operates, projections of future performance, and perceived opportunities in the market. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Corporation's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors and risks. Accordingly, undue reliance should not be placed on such forward-looking statements. The Corporation undertakes no responsibility to update or revise any forward-looking statements.

Contact:

Security Federal Corporation
Chris Verenes, 803-641-3010

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